                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          U.S. MEDICAL SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                           U.S. MEDICAL SYSTEMS, INC.
                           7600 BURNET ROAD, SUITE 350
                            AUSTIN, TEXAS 78734-6342

                         -------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 23, 1998


          NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of U.S. Medical Systems, Inc., a Delaware corporation (the "Company"), will be held on Thursday, July 23, 1998, at 2:00 p.m. local time in the Waterloo Room of The Four Seasons Hotel, 98 San Jacinto Avenue, Austin, Texas, for the purpose of considering and voting upon the following:


          (1) The election of three directors to hold office until the next Annual Meeting of Stockholders or until the election and qualification of their respective successors.

          (2) A proposal to amend the Company's Certificate of Incorporation to effect a one-for-5.032715 reverse stock split of the Company's common stock.

          (3) A proposal to amend the Company's Certificate of Incorporation to rename the Company Sharps Compliance Corp.

          (4) A proposal to amend the Company's Certificate of Incorporation to delete Article 10 relating to specific stockholders' rights.

          (5) A proposal to approve an amendment to the Company's 1993 Stock Plan to increase the number of shares of common stock subject to issuance under this plan from 59,609 shares to 1,000,000 shares (after giving effect to the reverse stock split under Proposal 2 above).

          (6) A proposal to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending June 30, 1998.

          (7) Such other business as properly may come before the Annual Meeting or any adjournment(s) thereof. The Board of Directors is presently unaware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

          The items of business are more fully described in the Proxy Statement accompanying this notice.


          The Board of Directors has fixed June 15, 1998 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at the offices of the Company for ten days prior to the Annual Meeting.

                                    By Order of the Board of Directors


Austin, Texas                       Sharri McAnally
June 29, 1998                       CORPORATE SECRETARY

                                   IMPORTANT

          YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO PROMPTLY MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED, SELF-ADDRESSED, STAMPED ENVELOPE SO THAT YOUR SHARES OF STOCK MAY BE REPRESENTED AND VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE ANNUAL MEETING. YOUR PROXY WILL BE RETURNED TO YOU IF YOU SHOULD BE PRESENT AT THE ANNUAL MEETING AND SHOULD REQUEST SUCH RETURN OR IF YOU SHOULD REQUEST SUCH RETURN IN THE MANNER PROVIDED FOR REVOCATION OF PROXIES ON THE INITIAL PAGES OF THE ENCLOSED PROXY STATEMENT. PROMPT RESPONSE BY OUR STOCKHOLDERS WILL REDUCE THE TIME AND EXPENSE OF SOLICITATION.

                           U.S. MEDICAL SYSTEMS, INC.
                          7600 BURNET ROAD, SUITE 350
                            AUSTIN, TEXAS 78734-6342

                            -------------------------

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 23, 1998


                    SOLICITATION AND REVOCABILITY OF PROXIES

          This Proxy Statement (the "Proxy Statement") and the accompanying materials are furnished in connection with the solicitation of proxies by the Board of Directors of U.S. Medical Systems, Inc., a Delaware corporation (the "Company"), to be used at the Annual Meeting of Stockholders of the Company to be held on July 23, 1998 (the "Annual Meeting"), at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and adjournment(s) or postponement(s) thereof.

          The accompanying proxy is designed to permit each holder of the Company's common stock, par value $0.01 per share (the "Common Stock"), and the Company's Series A 10% Voting Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock"), to vote for or withhold voting for the nominees for election as directors of the Company set forth under Proposal 1, to vote for or against or to abstain from voting on Proposals 2, 3, 4, 5 and 6 and to authorize the proxies to vote in their discretion with respect to any other proposal brought before the Annual Meeting. When a stockholder's executed proxy card specifies a choice with respect to a voting matter, the shares will be voted accordingly. IF NO SUCH SPECIFICATIONS ARE MADE, THE PROXIES FOR THE COMMON STOCK AND PREFERRED STOCK WILL BE VOTED BY THOSE PERSONS NAMED IN THE PROXIES AT THE ANNUAL MEETING: FOR THE ELECTION OF THE NOMINEES SPECIFIED UNDER THE CAPTION "ELECTION OF DIRECTORS;" FOR THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION EFFECTING A REVERSE STOCK SPLIT OF ONE SHARE OF COMMON STOCK FOR EVERY 5.032715 SHARES OF COMMON STOCK OUTSTANDING; FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION CHANGING THE COMPANY'S NAME TO SHARPS COMPLIANCE CORP.; FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION DELETING ARTICLE 10 RELATING TO SPECIFIC STOCKHOLDERS' RIGHTS; FOR THE AMENDMENT TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK SUBJECT TO ISSUANCE UNDER THE COMPANY'S 1993 STOCK PLAN FROM 59,609 SHARES TO 1,000,000 SHARES (AFTER GIVING EFFECT TO THE REVERSE STOCK SPLIT UNDER PROPOSAL 2); AND FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY. If any other matters properly come before the Annual Meeting, the Proxies will vote upon such matters according to their judgment.

          The Company encourages the personal attendance of its stockholders at the Annual Meeting, and execution of the accompanying proxy will not affect a stockholder's right to attend the Annual Meeting and to vote his or her shares in person. Any stockholder giving a proxy has the right to revoke it by giving written notice of revocation to Sharri McAnally, Corporate Secretary, U.S. Medical Systems, Inc., at the principal executive offices of the Company, 7600 Burnet Road, Suite 350, Austin, Texas, 78757-1267, at any time before the proxy is voted, by executing and delivering a later-dated proxy, or by attending the Annual Meeting and voting his or her shares in person. No such notice of revocation or later-dated proxy will be effective, however, until received by the Company at or prior to the Annual Meeting. Such revocation will not affect a vote on any matters taken prior to the receipt of such revocation. Mere attendance at the Annual Meeting will not of itself revoke the proxy.

          All expenses of the Company in connection with this solicitation will be borne by the Company. In addition to the solicitation of proxies by use of the mail, officers, directors and regular employees of the Company may solicit the return of proxies by personal interview, mail, telephone and/or facsimile. Such persons will not be additionally compensated, but will be reimbursed for out-of-pocket expenses. The Company also will request brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares held of record by such persons and will reimburse such persons and its transfer agent for their reasonable out-of-pocket expenses in forwarding such material.

          This Proxy Statement, Proxy Card and the Company's audited financial statements for the twelve-month period ended June 30, 1997 and unaudited financial statements for the six-month period ended December 31, 1997, respectively, are first being mailed to the stockholders of the Company on or about June 29, 1998. The Company's Annual Report on Form 10-KSB/A1 for the fiscal year ended June 30, 1997 was first mailed to the stockholders of the Company on or about December 4, 1997.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The Company's Annual Report on Form 10-KSB/A1 for the fiscal year ended June 30, 1997, Quarterly Reports on Form 10-QSB/A1 for the fiscal quarters ended September 30, 1997 and December 30, 1997, Form 10-QSB for the fiscal quarter ended March 31, 1998, Current Report on Form 8-K dated March 5, 1998 and the amendment thereto, and Current Report on Form 8-K dated April 22, 1998 are incorporated by reference in this Proxy Statement.

           Upon written or oral request, the Company will provide without charge to each person to whom a copy of this Proxy Statement is delivered a copy of any and all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to U.S. Medical Systems, Inc., 7600 Burnet Road, Suite 350, Austin, Texas 78757, Attention: Lee Cooke, telephone (512) 458-3335.

                THE DATE OF THIS PROXY STATEMENT IS JUNE 29, 1998

                               THE ANNUAL MEETING

GENERAL

          The Board has fixed the close of business on June 15, 1998 as the record date (the "Record Date") for the Annual Meeting. Only holders of record of the outstanding shares of Common Stock and Preferred Stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) thereof. At the close of business on June 15, 1998, 2,938,823 shares of Common Stock and 1,000,000 shares of Preferred Stock were outstanding and entitled to be voted at the Annual Meeting. The Common Stock and the Preferred Stock are the only classes of stock entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote and each share of Preferred Stock is entitled to
35.190319 votes on each matter presented to the stockholders.


QUORUM AND VOTE REQUIRED

          The presence, in person or by proxy, of the holders of shares of Common Stock and Preferred Stock representing a majority of the outstanding voting power of the Company is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as shares present for the purpose of determining the presence or absence of a quorum for the transaction of business. Assuming the presence of a quorum, the affirmative vote of the holders on the Record Date of shares of Common Stock and Preferred Stock representing a plurality of the voting power outstanding, represented in person or by proxy at the Annual Meeting, is required to elect directors; the affirmative vote of the holders on the Record Date of 66-2/3% of the shares of Common Stock and 66-2/3% of the shares of Preferred Stock outstanding, represented in person or by proxy at the Annual Meeting, is required to approve the proposal to delete Article 10 of the Company's Certificate of Incorporation; and the affirmative vote of the holders on the Record Date of shares of Common Stock and Preferred Stock representing a majority of the voting power of the Company outstanding, represented in person or by proxy at the Annual Meeting, is required to approve or ratify each of the other proposals to be presented at the Annual Meeting.

          Four individuals holding a total of 68.9% of the voting power of the Company are expected to vote for all of the proposals set forth in this Proxy Statement, which would assure approval of the transactions contemplated by such proposals.

DISSENTERS' RIGHTS OF APPRAISAL

          In accordance with the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), a holder of shares of Common Stock or Preferred Stock is empowered to dissent, and thereafter exercise their appraisal rights, in the framework of the Company's plan to restructure its capital position and amend the Certificate of Incorporation. A holder of the Company's Common Stock or Preferred Stock may apply to a court, consistent with the laws of the State of Delaware, for an order to remedy a result that unfairly disregards the interest of stockholders arising from (i) any act or omission of the Company or (ii) the carrying on or conduct of the business or affairs of the Company. The court may make any number of interim or final orders, including (i) restraining conduct complained of, (ii) purchase securities of the stockholder, (iii) setting aside a transition and
(iv) liquidating and dissolving the Company. Rights of the stockholder are addressed under Section 262 of the Delaware General Corporation Law (the "DGCL").

          However, the Company shall not be compelled to make a payment to a stockholder under item (ii) above if there are reasonable grounds for believing that the Company is or would, after the payment, be made unable to pay its liabilities as they come due, or that the realized value of the Company's assets would thereby be less than the aggregate of its liabilities.

          Item 4 of this Proxy Statement is a proposal to amend the Company's Certificate of Incorporation to delete Article 10 relating to specific stockholders' rights, including dissenters' rights as set forth above, except as provided for under DGCL.

PERFECTION OF DISSENTERS' RIGHTS

          Holders of shares of Common Stock and Preferred Stock (together, as used in this section, the "Common Stock") are entitled to appraisal rights in connection with the Amendments of the Certificate of Incorporation under Items 2, 3 and 4 of this Proxy Statement (as used in this section, the "Amendment") and Section 262 of the DGCL. Regardless of the outcome of the vote on Item 4 of this Proxy Statement, which is a proposal to amend the Company's Certificate of Incorporation to delete Article 10 thereof, stockholders of the Company have dissent and appraisal rights under both
Article 10 of the Certificate of Incorporation and Section 262 of the DGCL in connection with Items 2, 3 and 4 of this Proxy Statement.


          The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 which is attached hereto as Exhibit "A." All references in Section 262 and in this summary to a "stockholder" are to the record holder of the shares of Common Stock as to which appraisal rights are asserted. A person having a beneficial interest in shares of Common Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

          Under the DGCL, holders of shares of Common Stock who follow the procedures set forth in Section 262 will be entitled to have their shares of Common Stock appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Amendment, together with a fair rate of interest, as determined by such court.

          Under Section 262, where an Amendment is to be submitted for approval at a meeting of stockholders, as in the case of the Company, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that such appraisal rights, are available and include in such notice a copy of Section 262. Such notice is being provided to the holders of shares of the Common Stock as of the Record Date through the mailing on or before June 29, 1998 of a Notice of Dissent and Appraisal Rights in Connection with Proposed Amendments to the Certificate of Incorporation of U.S. Medical Systems, Inc., with the applicable statutory provisions attached thereto. Any holder of Common Stock who wishes to exercise such appraisal rights, or who wishes to preserve his, hers or its right to do so, should review the following discussion and Exhibit "A" carefully because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.


          A holder of shares of Common Stock wishing to exercise his, hers or its appraisal rights must deliver to the Company, before the vote on the Amendment at the meeting of the Company's stockholders, a written demand for appraisal of his, hers or its shares of Common Stock and must not vote in favor of the Amendment. A vote against the Amendment, in person or by proxy, will not in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. In addition, a holder of shares of Common Stock wishing to exercise his, hers or its appraisal rights must hold of record such shares on the date the written demand for appraisal is made and must continue to hold such shares until the effective date of the Amendment (the "Effective Time"). If any holder of shares of Common Stock fails to comply with any of these conditions and the Amendment becomes effective, the holder of shares of Common Stock will be entitled to receive the consideration receivable with respect to such shares in the absence of a valid assertion of appraisal rights in accordance with the Amendment.


          Only a holder of record of shares of Common Stock is entitled to assert appraisal rights for the shares of Common Stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as his, hers or its name appears on his, hers or its stock certificates, and must state that the stockholder intends thereby to demand appraisal of his, hers or its shares in connection with the Amendment. If the shares of Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of Common Stock are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners.
A record holder such as a broker who holds shares of Common Stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of Common Stock held for one or more beneficial owners while not exercising such rights with respect to the shares of Common Stock held for other beneficial owners; in such case, however, the written demand should set forth the number of shares of Common Stock as to which appraisal is sought, and where no number of shares of Common Stock is expressly mentioned, the demand will be presumed to cover all shares of Common Stock held in the name of the record owner. Stockholders who hold their shares of Common Stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.



          All written demands for appraisal pursuant to Section 262 should be sent or delivered to the Company at 7600 Burnet Road, Suite 350, Austin, Texas 78757-1267, Attention: Lee Cooke.


          Within 10 days after the Effective Time, the Company must notify each holder of Common Stock who has complied with Section 262 and has not voted in favor of or consented to the Amendment of the date that the Amendment has become effective. Within 120 days after the Effective Time, but not thereafter, the Company or any holder of Common Stock who is entitled to appraisal rights under Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Common Stock. The Company is under no obligation to and has no present intention to file such a petition. Accordingly, it is the obligation of the holders of Common Stock to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262.


          Within 120 days after the Effective Time, any holder of Common Stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Company a statement setting forth the aggregate number of shares of Common Stock not voted in favor of the Amendment and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement must be mailed within ten days after a written request therefor has been received by the Company or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.

          If a petition for an appraisal is timely filed by a holder of shares of Common Stock and a copy thereof is served upon the Company, the Company will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all holders of Common Stock who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to such stockholders as required by the Court, the Delaware Court of Chancery is empowered to conduct a hearing on such petition to determine those holders of Common Stock who have complied with
Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the holders of shares of Common Stock who demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with such direction, the Court of Chancery may dismiss the proceedings as to such stockholder.

          After determining the holders of Common Stock entitled to appraisal, the Delaware Court of Chancery will appraise the "fair value" of their shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Amendment, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Holders of Common Stock considering seeking appraisal should be aware that the fair value of their shares of Common Stock as determined by Section 262 could be more than, the same as or less than the current trading price of the Common Stock. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The Court will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of Common Stock have been appraised. The costs of the action may be determined by the Court and taxed upon the parties as the court deems equitable. The Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorney's fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the shares of Common Stock entitled to be appraised.

          Any holder of shares of Common Stock who has duly demanded an appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote the shares of Common Stock subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares of Common Stock (except dividends or other distributions payable to holders of record of Common Stock as of a date prior to the Effective Time).


          If any stockholder who demands appraisal of his, hers or its shares of Common Stock under Section 262 fails to perfect, or effectively withdraws or loses, his, hers or its right to appraisal, as provided in the DGCL, the shares of Common Stock of such stockholder will continue to remain outstanding. A stockholder will fail to perfect, or effectively lose or withdraw his, hers or its right to appraisal, if no petition for appraisal is filed within 120 days after the Effective Time, or if the stockholder delivers to the Company a written withdrawal of his, hers or its demand for appraisal and an acceptance of the Amendment, except that any such attempt to withdraw made more than 60 days after the Effective Time will require the written approval of the Company and, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder absent court approval.

          Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of such rights.

ACQUISITION OF SHARPS COMPLIANCE, INC.

           The Company, Sharps Compliance, Inc. ("Sharps"), and all of the stockholders of Sharps entered into an Agreement and Plan of Reorganization as of February 27, 1998. Sharps is a Texas corporation with its principal office located at 8928 Kirby, Houston, Texas 77054. Sharps focuses on developing mail disposal services for medical sharps, which are used (i.e., contaminated) syringes/needles and razors in commercial, industrial and home health-care industries. Its services are provided primarily to generators of small amounts of medical waste to facilitate their compliance with state and federal regulations by tracking, incinerating and documenting the disposed medical waste.

TERMS OF THE AGREEMENT AND PLAN OF REORGANIZATION

           The Agreement and Plan of Reorganization closed on February 27, 1998. The Company did not have sufficient authorized but unissued shares of Common Stock to issue to the former stockholders of Sharps to complete the transaction. Therefore, under the terms of the agreement, the Company acquired all of the issued and outstanding common stock of Sharps in consideration for the issuance of 1,000,000 shares of Preferred Stock such that each share of common stock of Sharps, par value $.01 per share, outstanding on the closing date was exchanged for 0.142858 shares of Preferred Stock. The Company filed its Certificate of Designation, Powers, Preferences and Rights of the Series of the Preferred Stock with the Secretary of State of the State of Delaware on February 23, 1998, setting forth the terms and conditions of the Preferred Stock upon its issuance. Among other provisions of the Certificate of Designation, each share of Preferred Stock is entitled to 35.190319 votes. The Agreement and Plan of Reorganization was subject to various conditions, including the completion of an equity private placement by Sharps of $4 million, inclusion of an independent fairness opinion, and the approval of the Company's Board of Directors. Under the terms of the agreement, the Company committed at its next stockholder meeting to seek approval to effect a one-for-five or greater reverse stock split of its Common Stock. Immediately upon the consummation of the reverse stock split, each share of the Preferred Stock will be converted into seven (7) shares of Common Stock of the Company, at which time the former stockholders of Sharps will own approximately 91% of the issued and outstanding Common Stock of the Company on a fully diluted basis. Upon completion of the conversion, the Company will have approximately 7,582,950 shares of Common Stock outstanding, of which the existing stockholders of the Company will own approximately 582,950 shares and the former stockholders of Sharps will own 7,000,000 shares.

           Sharps now operates as a wholly owned subsidiary of the Company.

BACKGROUND

          The process by the Board of Directors to increase value of the Company for its stockholders began in May 1995. In December 1996, the Board and management determined that a merger or acquisition program was the only viable option for the Company's future. The Company had two independent audits with "going concern" letters from Price Waterhouse and Faske Lay & Co., L.L.P. in 1995 and 1996, respectively. The products of the Company, without substantial advertising due to lack of capital, were languishing at $300,000 to $500,000 in annual sales. The stock also had languished below a dollar on the Vancouver Stock Exchange and the OTC Bulletin Board for two years. Management reviewed over 26 companies from May 1995 through October 1997 for a possible business opportunity. In December 1996, the Company closed a $270,000 private placement to maintain operations through this search. In August 1997, a former member of the Company's Board of Directors introduced management of the Company to Sharps. After two months of financial, operational and legal due diligence, management of the Company reached a tentative agreement with the founder and owner of Sharps, Dr. Burt Kunik. The negotiations, which took place over a two-month period, included Mr. Cooke (of the Company), Dr. Kunik (of Sharps), members of the boards of directors of both companies and the Company's former legal counsel from Vancouver, Canada.

          In light of the equity interests of Messrs. Cooke and Gunderson, the Company's Board of Directors reviewed the acquisition process with its outside legal counsel. In addition, the transaction had the analysis of Ms. Sharri McAnally, Assistant Comptroller of VTEL Corporation and a member of the Company's Board of Directors with no equity interest in Sharps, and Faske Lay & Co., L.L.P., the Company's independent auditors, reviewed the final agreements in connection with the preparation of the Company's financial statements.

SHARPS COMPLIANCE, INC.

          Sharps was formed in May of 1994 by Dr. Burt Kunik. Sharps' services are provided primarily to small waste generators to facilitate their compliance with state and federal regulations by tracking, incinerating and documenting the disposal of sharps (syringes, razors, needles, etc.). The primary product offered by Sharps is the Sharps by Mail Disposal System (the "Mail Disposal System"). Sharps occupies a 2,385 square foot office facility in Houston, Texas, and employs approximately 13 employees, most located at the principal place of business of Sharps, 8928 Kirby Drive, Houston, Texas 77054.

          The Mail Disposal System contains a securely sealed, leak and puncture resistant sharps container; U.S. Postal Service approved shipping carton with priority mail postage; absorbent material inside the container that can hold up to 150 milliliters; a red bag for additional containment; and complete documentation and tracking manifest. When the container is full, the customer closes the sharps container, places it in the red bag, places it back inside the approved prepaid shipping carton and deposits the container with the mail carrier who sends the authorized shipping carton through the U.S. Postal
Service routing to a municipally owned incinerator providing third party verification of destruction in Carthage, Texas. The incinerator is under exclusive contract for medical waste to American 3CI, a medical waste disposal company which has an exclusive contract with Sharps. After destruction of the Mail Disposal System, the incinerator sends verification of such destruction to the customer.

          Sharps' target market segments include the home healthcare industry; diabetic community that requires insulin injection; non-healthcare institutional users; dental, veterinarian and physician markets; and other miscellaneous markets where the Mail Disposal System is a fit and is currently under development. While maintaining a low overhead structure, highly automated tracking, accounting and operational systems, cross-trained employees and a quality staff, Sharps has remained flexible and responsive to its customer needs in an industry that demands flexibility, quick response and technological innovation.

          Sharps has strategically placed four sales people around the U.S. to sell to the home care market. Sharps' goal is to obtain agreements with home care companies to use its products and arrange for the distributor of choice of that home care company to sell and deliver the product directly to the end user. Sharps sells the product to home health companies and their distributors.

          In 1998, home care will be impacted by the Department of Transportation's ("DOT") new medical waste regulations which will make it more difficult for companies that are non-medical waste transporters to transport medical waste. Management expects the new requirements to be a positive development for Sharps since Sharps believes it can fulfill the home care companies' needs and keep them in compliance with the new regulations.

INDUSTRY ANALYSIS

          Today, almost all businesses are affected with waste disposal concerns for safety and liability reasons. Regulated waste such as syringes, razor blades, bloodborne items, big-hazard waste spills and other sharp waste can occur in the following situations: treating cuts, abrasions and burns; cleaning rooms and finding needles, syringes or blood-soaked items; laundering linens and finding needles or razor blades in towels; maintenance people finding syringes, needles and broken glass with blood stains; and big-hazard clean-up.

MARKET SIZE

          Management of Sharps believes that the overall consumption of the Mail Disposal System will grow, with such growth being fueled by a number of factors and applications, including:

          1. DOT enforcement of regulations on the transportation of medical waste. In 1998, new regulations will levy heavy fines against non-compliance of regulatory statutes.

          2. Occupational Safety and Health Administration ("OSHA") enhanced regulations to protect all employees from bloodborne pathogens in the workplace (i.e., medical, offices, hotels, office buildings and public locations).

          3. The continued move toward stronger regulations for transporting medical waste. In 1998, new regulations are anticipated to make it more difficult for homecare couriers, company trucks and nurses to legally be able to transport sharps containers.

          4. The overall increased need and appreciation for a full circle of systemic computerized medical waste tracking and verification.

MARKET SEGMENTS

          HOME HEALTHCARE INDUSTRY. The home healthcare industry is a primary market for the Mail Disposal System. Sharps' products are distributed to the home healthcare industry through major national homecare equipment and supply distributors. The home healthcare industry is a somewhat fragmented market; however, management of Sharps estimates that there are approximately 20 corporations that dominate the home healthcare market within the United States. Sharps currently has a presence with the majority of those corporations. The Mail Disposal System is the predominate mail disposal system with many of the top healthcare corporations and is under serious consideration with several of the remaining companies. Sharps' current principal customers include major nationally known homecare customers such as Apria Healthcare Inc., Coram Healthcare Inc. and Olsten Health Services Inc.

          Homecare has intensified its focus on self-injection, resulting in a significant increase in used syringes outside of medical care facilities. Sharps has created a system for the home healthcare industry that will free them from making unnecessary and more costly trips to the patient's home. Sharps has created the SCI Trip LesSystem-Registered Trademark- for homecare which virtually eliminates the need for all pick-ups from the home after treatment has been completed. Thus, the creation of the SCI Trip LesSystem-Registered Trademark- has combined three complete programs for return and disposal. All systems contain the two-gallon Sharps by Mail Disposal System along with either (i) a prepaid pump return box, (ii) a disposal IV pole or (iii) the reusable case for the collapsible IV pole and pole mounted IV pump, depending on the patient's therapy. In the home healthcare industry, Sharps has become part of the formula for dealing with the disposal of the sharps encountered by the leading national homecare companies. Sales of the SCI Trip LesSystem-Registered Trademark- recently have begun to escalate and now account for approximately 20% of Sharps' sales.

          DIABETIC COMMUNITY. A second area of focus is the diabetic who often requires numerous insulin injections. Sharps intends to actively market to the vast number of insulin injected diabetics, and this market is expected to grow over the next three to five years because more people are being tested for the condition and modern dietary habits are leading to an increased number of diabetics.

          Sharps has positioned itself with Gainor Medical, which management of Sharps believes to be the largest lancet manufacturer in the United States. Gainor distributes directly to the diabetic community through its mail order division and is also in the managed care diabetes management market. Sharps and Gainor are the only marketers of the Sharps by Mail Disposal System to the diabetic community.

          NON-HEALTHCARE INSTITUTIONAL. The third market segment of Sharps is the non-healthcare institutional market. Management believes that this market will be one of the fastest growing segments and will include hotels, restaurants and manufacturing sites.

          Sharps has contracted with ECOLAB as its exclusive distributor to the industrial market and has an extensive marketing program that includes 7,000 sales people. ECOLAB markets to potential users of the Mail Disposal System such as hotels, motels, resorts, schools, colleges, stadiums, daycare centers, planes, trains, cruise ships, casinos, supermarkets, distribution centers,
business offices, restaurants, bars and clubs.   ECOLAB has a substantial
impact in this market, and Sharps has granted an exclusivity to ECOLAB to distribute its Mail Disposal System, custom design cones and wall mount brackets along with Sharps' customized automatic reorder service available for all ECOLAB customers within this marketplace.

          DENTISTS, VETERINARIANS AND PHYSICIANS. Sharps has made a presence within the medical market that has identified the usefulness of the Mail Disposal System. Sharps' product has been demonstrated to be a perfect fit for these small volume waste generators. Sharps has grouped the dental, physician and veterinarian market together due to their similar model and duration usage. Current 1997 census figures supplied by the American Dental Association, the American Medical Association and the American Veterinary Association indicate that there are approximately 115,000 dentists, 600,000 physicians and 60,000 veterinarians in active practice in the U.S.

          Sharps utilizes distributors to reach the dental, veterinarian and physician marketplace. In all areas, Sharps' product is distributed through major distributors within each of the respective markets. Henry Schein and Patterson Dental distribute to dental customers. In the veterinary market, the distributors utilized are The Butler Company and MWI Veterinary Supply. In the physician market, a variety of methods are used to reach the needs of all physicians.

          MISCELLANEOUS. The Mail Disposal System is finding new applications in many different areas. Small infectious waste generators can be found in many industries. Companies are constantly required to comply with OSHA regulations for disposal of potentially infectious waste and attempting to reduce potential liability, and many companies do not wish to sign long-term contracts for disposing of small amounts of waste.

MANUFACTURING

          Manufacturing capabilities are key in the total solution offered by Sharps. Sharps can control quality, remain flexible and be responsive to its customer requirements. The technology required to participate in the various markets is key to being on the forefront of project design. Sharps manufactures its products in Houston, Texas and is currently producing approximately 1,000 systems per day, per shift. The manufacturing facility has the ability to increase its capacity to produce in excess of 3,000 systems per day, per shift. Sharps currently operates one shift, and its manufacturing facility is approximately 15,000 square feet. Sharps entered into a contractual agreement with Winfield Medical on May 12, 1998 to manufacture a certain line of Sharps containers for one specific distributor. Sharps is currently negotiating with another manufacturer to exclusively manufacture certain other sharps containers.

REASONS FOR THE AGREEMENT AND PLAN OF REORGANIZATION

           The Company's Board of Directors unanimously approved the Agreement and Plan of Reorganization and recommends the approval of the one-for-5.032715 reverse stock split as being in the best interests of the Company and its stockholders. In approving the Agreement and Plan of Reorganization, the Company's Board considered a number of factors. These factors include the following:

          (i) management's belief that the reorganization is the only viable option to sustain the Company's operations past June 30, 1998 due to the fact that over the last two years, the Company has had decreasing revenue, a going-concern opinion by its auditors and required two equity and debt infusions to sustain operations;

          (ii) the review of the material terms and conditions of the Agreement and Plan of Reorganization, including the requirement that Sharps raise no less than $4 million from an equity offering prior to the consummation of the Agreement and Plan of Reorganization;


          (iii)  the investigation and review by the Company's Board;

          (iv) the knowledge and review of Sharps' recent business operations, including new agreements with major distribution companies, the enhanced financial condition resulting from the pending
                 $4 million cash infusion from a successful private placement, an analysis of the initial market acceptance of the medical disposal products in the industry and the outlook for small companies like Sharps. Sharps was one of 26 companies analyzed by management and the Board and the only one which met the Company's criteria, including (a) privately held going concern generating revenue with high growth potential, (b) ownership interested in the concept of reversing into a public company, (c) product lines related to the medical field and (d) a company which needed a capital infusion for immediate market growth;

          (v) the information provided to the Board of the Company by management of Sharps and Howard Frazier Barker Elliott,
                 Inc., with respect to the market strategy and initial revenue growth of Sharps and the resultant value each stockholder of the Company could receive pursuant to the Agreement and Plan of Reorganization (see "Fairness Opinion" below), which in essence gave the Company's stockholders, after dilution, a 9.1% interest in a future opportunity versus a value of 3.2% (based on the market capitalization of one times revenue, or $450,000, for the current value of the Company divided by the estimated $14 million market value of Sharps); in addition, the advantages of a business combination between the Company and Sharps based on financial strength and market acceptance and the Company's prospects of ceasing operations if the Agreement and Plan of Reorganization or a similar agreement were not to be effective in the near future;

          (vi) being faced with the prospect of being unable to raise additional capital based on the current decline in revenue from the Company's polymer products, specifically the advanced denture products, the lack of cash flow to grow the revenue of the existing products developed in 1993 and 1994 and the inability to sell existing products to create liquidity for the Company, the alternatives to the consummation of the Agreement and Plan of Reorganization, as well as the risks inherent in the Company continuing to operate as an independent public company and the impact to the value of a dormant stock to the Company's stockholders compared to the strengths of a combination between the Company and Sharps;

           (vii) the presentation of Howard Frazier Barker Elliott, Inc., delivered to the Board at its meeting on January 30, 1998, in connection with the proposed agreement and reorganization being fair to the stockholders of the Company from a financial point of view; and

          (viii) such other matters as the Company's Board deemed appropriate or necessary in considering the Agreement and Plan of Reorganization.

          In its analysis of the proposed acquisition of Sharps as a beneficial action for the stockholders of the Company, the Board concluded that Sharps was in a growth mode, would be able to implement its market plan for 1998 as a result of the $4 million private placement and concluded that the opportunity for increased stockholder value for the Company's stockholders was enhanced despite substantial dilution from the proposed business combination. The Board realized that the Company's products had stalled in the market and that after three debt and cash infusions by stockholders since 1994, the Company would be unable to raise additional working capital, and as a result, it was likely that the Company would cease operations by the end of fiscal 1998 without an acquisition of growth products such as those represented by Sharps.

          The transaction is being consummated at this time to give the Company's stockholders an opportunity to participate in a new medical product venture as an alternative to the Company's probable cessation of operations by June 30, 1998 due to the lack of market acceptance of the Company's polymer products for the dental industry. Should the Company cease operations, the Board felt that the stockholders would have substantially less value in a dormant public shell versus the acquisition of Sharps and its product line.

FAIRNESS OPINION

           Howard Frazier Barker Elliott, Inc., of Houston, Texas ("HFBE"), delivered its written opinion as to the fairness, from a financial point of view, to the Company and its stockholders, of the consideration to be paid and received in the share exchange pursuant to the Agreement and Plan of Reorganization among the Company, Sharps and the stockholders of Sharps. The Company paid HFBE a fee of $22,000 for services rendered in connection with the fairness opinion. HFBE did not participate in the negotiations of the consideration to be paid by the Company for the acquisition of Sharps.

          Management of the Company interviewed three companies to conduct a fairness opinion related to a proposed agreement with Sharps, including CFO Consulting Services of Austin, Texas, Fowler Valuation Services, LC, of Austin, Texas and HFBE. After interviewing the three firms, the Company selected HFBE. Mr. William H. Frazier was primarily responsible for the preparation of the fairness opinion. Mr. Frazier, a principal in the firm of HFBE, has over 20 years of experience in matters relating to corporate finance and valuations of closely-held businesses and the securities they issue. HFBE was formed in 1991 and is a Houston, Texas-based business valuation and financial advisory firm. The four principals in the firm, who were employed previously by the corporate finance departments of investment banking firms, have an average of 20 years of experience in financial advisory matters relating to corporate finance.

          From 1975 to 1986, Mr. Frazier was involved in all aspects of general corporate finance activities including public offerings of equity and debt securities, private placements, mergers and acquisitions, venture capital and valuation and financial advisory assignments. During this time he was employed by the firms of Underwood, Neuhaus & Co., Inc. and Lovett Mitchell Webb & Garrison, Inc., both regional investment banking firms headquartered in Houston. In 1987 he formed the Valuation Group of the Corporate Finance Department at Lovett Mitchell, which later became a unit of Kemper Securities, Inc. (now Everin Securities). He received a B.S. degree in Commerce, cum laude, from Spring Hill College, Mobile, Alabama, and a Master of International Management from the American Graduate School of International Management in Glendale, Arizona. Mr. Frazier is an Accredited Senior Appraiser of the American Society of Appraisers.

          There were no material relationships between the firm of HFBE, its partners or associates and the Company, its management or Sharps and its management prior to this engagement. The $22,000 fee paid by the Company for this analysis and fairness opinion was based on three company bids, input from the Company's outside counsel and negotiations between the parties. In the bid analysis, the Company sought a firm with no historical ties to management, valuation and fairness opinion experience exceeding ten years and a strong track record of valuation of public companies. The local firms in Austin, Texas, while experienced, were acquainted with the Company's CEO due to his elected official background. Therefore, an out-of-city firm ultimately was selected for its independency. Instructions and limitations of the fairness opinion agreement are included in the engagement letter of December 1, 1998, which is attached as Exhibit "B" to this Proxy Statement together with the fairness opinion of HFBE dated February 28, 1998.

          The bids received were (i) CFO Consulting Services, $15,000 plus out-of-pocket expenses; (ii) HFBE, $22,000 plus out-of-pocket expenses; and
(iii) Fowler Valuation Services, $15,000 plus out-of-pocket expenses.

          In rendering its January 1998 fairness opinion of the Company, HFBE analyzed the Company's strategic market direction and success to date with revenue from its commercial polymer products, financial position and stockholder value. In the factors considered, it was noted that the Company's market capitalization of $1.7 million was unsupportable considering the current product sales, cash position of the Company and negative cash flow realized from the previous 30 months of operations. The financial advisor noted that the Company could be valued at below $450,000 market capitalization after an analysis of the above fiscal/revenue condition. Likewise, they noted slowing revenues and the need to receive additional outside equity/debt to remain operating, as well as the issuance of "going concern" letters by two independent audit firms in fiscal 1996 and 1997.

          HFBE reviewed the information provided regarding Sharps and its products. In addition, discussions were held with management of Sharps regarding the market outlook for product sales, product development and industry conditions. The prospective financial condition of Sharps after the proposed equity offering (finalized in February 1998) was analyzed.
As mentioned previously, a similar review was conducted regarding the financial condition and general business outlook for the Company. It was the opinion of HFBE that, from a financial standpoint, the combination of the Company and Sharps, as described in the Agreement and Plan of Reorganization, presented a more favorable situation for the Company's stockholders than the Company's unfavorable prospects without such a business combination. HFBE noted that upon completion of the private placement, approximately $4 million of equity funded by accredited investors through the purchase of 2 million shares of common stock of Sharps purchased at $2.00 per share would be available to the combined company. With 5 million shares already issued, the value of Sharps could prospectively be approximately $14 million. Since the proposed acquisition of Sharps ultimately would require a 7:1 rollback of the Company's Common Stock at some point in 1998, the Company's stockholders would own approximately 9.1% of the reorganized company on a fully diluted basis. Based on a reduction of the Company's $1.7 million market capitalization (unsupported by HFBE's financial valuation) to a more reasonable market capitalization of $450,000, the Company stockholders' value would have been about 3.2% (market capitalization of one times revenue, or $450,000, divided by the estimated $14 million market value of Sharps). Since the proposal provided for the Company's stockholders to receive approximately 9.1% of the stock after the reorganization, it was the opinion of HFBE that this proposed stock exchange with Sharps would be fair from a financial perspective to the Company's stockholders. The Company's Board of Directors accepted the opinion of HFBE and the methods utilized.

INTERESTS OF CERTAIN PERSONS IN THE AGREEMENT AND PLAN OF REORGANIZATION

           Immediately prior to the closing of the Agreement and Plan of Reorganization, Dr. Burt Kunik, John W. Dalton, and Parris H. Holmes, Jr., directors of Sharps, owned 0, 20,900 and 294,153 shares, respectively, of Common Stock of the Company. In addition, Mr. Holmes held options to acquire 75,000 additional shares of Common Stock of the Company, and Mr. Dalton held stock purchase warrants to acquire 10,450 additional shares of Common Stock of the Company. Lee Cooke, Chairman of the Board, President and Chief Executive Officer of the Company, owned 142,163 shares of Common Stock of the Company with options and stock purchase warrants to acquire 168,539 and 25,500 additional shares of Common Stock of the Company, respectively. Subsequent to the closing of the Agreement and Plan of Reorganization, Messrs. Kunik, Dalton, Holmes and Cooke owned 428,571.43, 178,571.43, 119,285.71712 and
7,142.857 shares of Preferred Stock of the Company, respectively. Each share of Preferred Stock is entitled to 35.190319 votes. Therefore, the aforementioned individuals can collectively vote 68.9% of the issued and outstanding capital stock of the Company. Immediately upon the Company effecting the one-for-5.032715 reverse stock split of its Common Stock, each share of Preferred Stock shall be converted into seven (7) shares of Common Stock of the Company. Therefore, subsequent to the approval of the reverse stock split, the aforementioned individuals will own the following number of shares of Common Stock of the Company, respectively: 3,000,000, 1,254,152, 893,448 and 78,247. Mr. Dalton will resign as a member of the Board of Directors of Sharps, and Messrs. Kunik, Holmes and Cooke are the Company's nominees for election as directors of the Company at this Annual Meeting. It is anticipated that Mr. Cooke will step down as Chairman, President and Chief Executive Officer of the Company and that Dr. Kunik shall assume those responsibilities.

          The Company's outside counsel invested $50,000 for the purchase of 25,000 shares of common stock of Sharps in the private placement closed in February 1998, immediately prior to the acquisition of Sharps by the Company. All shares of Sharps common stock purchased in the private placement were exchanged for shares of Series A Cumulative Voting Preferred Stock of the Company upon closing of the acquisition, resulting in counsel's ownership of 3,571.4285 shares of such preferred stock. Counsel's services in connection with the acquisition transaction are being provided on an hourly fee basis.

           Effective August 27, 1997, the Company entered into an employment agreement with Mr. Cooke. This agreement provides for a minimum annual base salary (subject to adjustment) of $110,000. The employment agreement provides that in the event of a termination without cause, Mr. Cooke is entitled to two years of severance pay. The employment agreement expires August 27, 1999. The Company will negotiate with Mr. Cooke as to his severance package.

           Effective January 1, 1998, Sharps entered into an employment agreement with Dr. Kunik. This employment agreement was assumed by the Company under the terms of the Agreement and Plan of Reorganization. This agreement provides for a three-year term, unless terminated as provided therein, an annual salary of $180,000 and an incentive bonus at the discretion of the Compensation Committee. For a complete description of the terms of Dr. Kunik's employment agreement, including severance provsions, see "Executive Compensation--Employment Agreements."

          Mr. Cooke has served as Chairman, President and CEO of the Company since March 1992, and because his focus was to commercialize the polymer technologies of the Company, with the change in product focus to a medical sharps by mail disposal product line, Mr. Cooke has no interest or expertise in such a product marketing effort and therefore expects to resign as an officer and employee of the Company. Upon Mr. Cooke's resignation, Dr. Kunik, who has been Chairman, President and CEO of Sharps since its inception, will assume the position of Chairman, President and CEO of the Company. As noted under "Interests of Certain Persons in the Agreement and Plan of Reorganization," Mr. Cooke will be entitled to severance upon his resignation, which severance has not yet been negotiated.

ANTICIPATED ACCOUNTING TREATMENT

           The Company intends to treat the Agreement and Plan of Reorganization as a reverse acquisition for accounting and financial reporting purposes. As such, Sharps will be considered the acquiror for accounting and financial reporting purposes and the net assets of the Company will be combined with those of Sharps at their fair value which is the same as their historical cost basis, on the effective date of the Agreement and Plan of Reorganization. Sharps will reflect the ongoing results of operations of the Company in their financial statements from the effective date of the Agreement and Plan of Reorganization. The combined entity will carry forward the Company's fiscal year end and has filed a transitional report on Form 10-QSB for the quarter ended March 31, 1998 and anticipates filing a transitional report on Form 10-KSB for the year ending June 30, 1998.

SUMMARY AND PRO FORMA FINANCIAL DATA

           The Summary and Pro Forma Financial Data below for the Company has been taken or derived from the historical and pro forma financial statements and other records of the Company. The statements of operations and balance sheets for each of the three years ended June 30, 1997 have been audited by Faske Lay & Co., L.L.P., independent public accountants, as indicated in their reports on those statements. The Summary Financial Data should be read in conjunction with the Financial Statements, Pro Forma Unaudited Financial Statements and related notes incorporated by reference or included elsewhere in this Proxy Statement.

           The Summary Financial Data below for Sharps has been taken or derived from the historical financial statements and other records of Sharps. The statements of operations and balance sheets for each of the three years ended December 31, 1997 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports on those statements. The Summary Financial Data should be read in conjunction with the Financial Statements and related notes included elsewhere in this Proxy Statement.

                          U.S. MEDICAL SYSTEMS, INC.

                                                                                       Six Months         Pro Forma
                                                                                         Ended       Twelve Months Ended
                                                  Year Ended June 30,                 December 31,       December 31,
                                      ---------------------------------------    ---------------------     1997 (1)
                                          1995           1996          1997        1996         1997     -----------
                                      -----------     ---------     ---------    ---------    --------   (Unaudited)
                                                                                       (Unaudited)
SUMMARY OF INCOME
STATEMENT DATA

Revenues                              $   305,000     $ 504,000     $ 455,000    $ 216,000    $261,000   $1,334,000
Cost of products sold                     250,000       429,000       225,000      132,000     109,000      827,000
Selling, general and
  administrative expenses               2,071,000       652,000       335,000      211,000     158,000      774,000
Depreciation and
  amortization expense                    458,000       261,000       151,000       61,000       5,000      103,000
                                      -----------     ---------     ---------    ---------    --------   ----------
Operating loss                         (2,501,000)     (838,000)     (256,000)    (187,000)    (11,000)    (370,000)
Other income (expense)                     17,000       (79,000)      (17,000)     (15,000)      4,000        3,000
                                      -----------     ---------     ---------    ---------    --------   ----------
Net loss                               (2,484,000)     (917,000)     (273,000)    (203,000)     (7,000)    (367,000)
                                      -----------     ---------     ---------    ---------    --------   ----------
                                      -----------     ---------     ---------    ---------    --------   ----------
Net loss per share                    $     (2.06)    $    (.75)    $    (.13)   $    (.15)   $    (--)  $     (.05)
                                      -----------     ---------     ---------    ---------    --------   ----------
                                      -----------     ---------     ---------    ---------    --------   ----------

                                        As of December 31, 1997
                                      ---------------------------
                                       Actual       Pro Forma (2)
                                      --------      -------------
BALANCE SHEET DATA

Working capital                       $244,000       $3,379,000
Inventories                             22,000           62,000
Total assets                           357,000        4,501,000
Long-term debt,
  including current portion             50,000           78,000
Stockholders' equity                   255,000        3,864,000


                                               SHARPS COMPLIANCE, INC.
                                              -------------------------
                                               Year Ended December 31,
                                         ---------------------------------
                                           1995        1996        1997
                                         --------    --------    ---------
SUMMARY OF INCOME
STATEMENT DATA

Revenues                                 $281,000    $650,000    $ 834,000
Cost of products sold                     129,000     340,000      625,000
Selling, general and
  administrative expenses                 175,000     341,000      492,000
Depreciation and
  amortization expense                         --       9,000        8,000
Operating loss                            (23,000)    (40,000)    (291,000)
Other expense                              (1,000)     (2,000)      (4,000)
                                         --------    --------    ---------
Net loss                                  (24,000)    (42,000)    (295,000)
                                         --------    --------    ---------
                                         --------    --------    ---------
Net loss per share                       $   (.01)   $   (.01)   $    (.08)
                                         --------    --------    ---------
                                         --------    --------    ---------

                                       14

                                            As of December 31, 1997
                                         ----------------------------
                                           Actual       Pro Forma (2)
                                         ---------      -------------
BALANCE SHEET DATA

Working capital                          $(668,000)      $3,135,000
Inventories                                 40,000           40,000
Total assets                               586,000        4,144,000
Long-term debt,
  including current portion                428,000           28,000
Stockholders' equity                      (353,000)       3,610,000

----------

(1) The unaudited pro forma income statement data assumes that the transaction described below occurred on January 1, 1997. The pro forma financial information presented is based on certain pro forma adjustments to reflect
      (i) the issuance of 1,000,000 shares of convertible preferred stock of the Company to stockholders of Sharps in exchange for all the outstanding common stock of Sharps, and the conversion of the convertible preferred stock into seven shares of the Company's Common Stock for each share of convertible preferred stock, which conversion shall occur after the one-for-5.032715 stock split of the Company's Common Stock as proposed in
      Item 2 of this Proxy Statement; (ii) the effect of the one-for-5.032715 stock split of the Company's outstanding Common Stock, subject to stockholder approval as proposed in Item 2 of this Proxy Statement; and
      (iii) the reduction of interest expense related to the $400,000 stockholder note payable of Sharps which was assumed to be retired by the net proceeds of approximately $3,829,000 of the offering of common stock of Sharps in a private placement closed in February 1998 (the "Offering").

(2) The unaudited pro forma balance sheet data assumes that the transaction described below occurred on December 31, 1997. The pro forma financial information presented is based on certain pro forma adjustments to (i) reflect the use of the net proceeds of the Offering to reduce the principle and accrued interest related to the $400,000 stockholder note payable of Sharps and (ii) the remaining net proceeds of the Offering to be used to support the marketing and sales effort of Sharps and for other working capital purposes. The Agreement and Plan of Reorganization had no effect on total stockholders' equity of the Company or Sharps on a pro forma basis.

           The certificates presently representing shares of Common Stock will be deemed to represent 1/5.032715th of the number of shares of Common Stock after the reverse stock split. No fractional shares of Common Stock will be issued, and in lieu thereof, stockholders holding a number of shares of Common Stock not evenly divisible by 5.032715, and stockholders holding fewer than such number of shares of Common Stock, upon surrender of their certificates, will receive cash in lieu of fractional shares of Common Stock. The price payable by the Company will be determined by multiplying the fraction of a share by the equivalent of the average of the closing bid prices for one share of Common Stock for the ten business days immediately preceding the effective date (the date of filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware) for the reverse stock split for which transactions in the Common Stock are reported, as reported by the OTC Bulletin Board. The closing bid price for one share of Common Stock on June 10, 1998 was $0.87.

     The Company's Common Stock has traded on the Vancouver Stock Exchange since June 8, 1992. As of February 2, 1994, the Company's Common Stock has been quoted on the OTC Bulletin Board, and the Company has averaged trading approximately 79,000 shares per month on the OTC Bulletin Board.

           The following table shows the range of high and low closing bid prices for the Common Stock for each quarterly period beginning July 1, 1996 (prior to any adjustment for the one for 5.032715 reverse stock split):

                                Common Stock(1)
                             ---------------------
                             High             Low
                             -----           -----
FISCAL 1996
First Quarter                $0.60           $0.20
Second Quarter               $0.15           $0.03
Third Quarter                $0.16           $0.06
Fourth Quarter               $0.24           $0.12

FISCAL 1997
First Quarter                $1.31           $0.65
Second Quarter(2)            $1.12           $0.375
Third Quarter                $2.75           $0.375
Fourth Quarter               $0.875          $0.375

FISCAL 1998
First Quarter                $0.56           $0.37
Second Quarter               $1.00           $0.56
Third Quarter                $1.00           $0.59
Fourth Quarter
 (through June 10, 1998)     $1.12           $0.71


-------------
(1) The conversion rate used to calculate the above U.S. prices from the Vancouver Stock Exchange closing trades is 1.36 Canadian dollars to 1.00 U.S. dollar during fiscal 1996, 1.37 Canadian dollars to 1.00 U.S. dollar during fiscal 1997 and 1.41 Canadian dollars to 1.00 U.S.
       dollar during fiscal 1998.

(2) A one-for-seven reverse stock split was effective December 19, 1996.

SOURCE OF FUNDS

           The funds required to purchase the fractional shares will be paid from the current cash reserves of the Company. The Company's stockholder list indicates a portion of the outstanding Common Stock is registered in the names of clearing agencies and broker nominees. It is, therefore, not possible to predict with certainty the number of fractional shares and the total amount that the Company will be required to pay to redeem such shares. However, it is not anticipated that the Company will be required to borrow any funds to effect the cancellation of fractional shares.

REQUIRED APPROVALS

     Except for the filings with the Secretary of State of the State of Delaware which will be required upon approval by the stockholders of Items 2, 3 and 4 of this Proxy Statement, no state or federal regulatory approvals are required to finalize the Company's reorganization related to the acquisition of Sharps.

        SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

           The following table and notes thereto set forth certain information with respect to the shares of Common Stock and Preferred Stock beneficially owned by (i) each director and nominee for director of the Company, (ii) all executive officers of the Company, (iii) all directors, nominees for director and all executive officers of the Company as a group and (iv) each person known by the Company to be the beneficial owner of 5% or more of the outstanding Common Stock or Preferred Stock, as of the Record
Date:

                                                     COMMON STOCK                         PREFERRED STOCK
                                         ------------------------------------    --------------------------------
                                           AMOUNT AND                             AMOUNT AND
                                           NATURE OF           PERCENT OF         NATURE OF        PERCENT OF
                                           BENEFICIAL          CLASS OWNED        BENEFICIAL       CLASS OWNED
NAME OF BENEFICIAL OWNER                  OWNERSHIP(1)        BENEFICIALLY(2)    OWNERSHIP(1)     BENEFICIALLY(3)
------------------------                  ------------        ---------------    ------------     ---------------
Lee Cooke(4)                               336,202(5)             10.7%            7,142.857            *
John W. Dalton(6)                           31,350(7)              1.1%          178,571.430          17.9%
Clark A. Gunderson, M.D.(8)                287,151(9)              9.5%           28,571.428           2.9%
Parris H. Holmes, Jr.(10)                  369,153(11)            12.2%          119,285.717(12)      11.9%
Dr. Burt Kunik(13)                               0                  *            428,571.430          42.9%
Sharri McAnally                             29,285(14)              *                      0            *
All executive officers and directors
    as a group (5 individuals)           1,021,793(15)            30.8%          583,571.432          58.4%

----------------
*Represents less than 1% of the issued and outstanding shares of Common Stock or Preferred Stock, respectively.

(1) Each of the persons named in the table has sole voting and investment power with respect the shares reported, subject to community property laws where applicable and the information contained in this table and these notes.

(2) The percentages indicated are based on outstanding stock options and Warrants exercisable within 60 days for each individual and 2,938,823 shares of Common Stock issued and outstanding on the Record Date.

(3) The percentages indicated are based on 1,000,000 shares of Preferred Stock issued and outstanding on the Record Date. The Preferred Stock will be automatically converted into shares of Common Stock immediately after approval of the one-for-5.032715 reverse split of the Common Stock under Proposal 2 of this Proxy Statement, on the basis of seven shares of Common Stock for every share of Preferred Stock held as of such date.

(4)    Mr. Cooke's address is 7600 Burnet Road, Suite 350, Austin, Texas 78757.

(5) Includes 168,539 shares that Mr. Cooke has the right to acquire upon the exercise of stock options, exercisable within 60 days, and 25,500 shares that Mr. Cooke has the right to acquire upon the exercise of Warrants, exercisable within 60 days.

(6)    Mr. Dalton's address is 11325 Somerland Way, Houston, Texas 77024.

(7) Includes 10,450 shares that Mr. Dalton has the right to acquire upon the exercise of Warrants, exercisable within 60 days.

(8) Dr. Gunderson's address is 2615 Enterprise Boulevard, Lake Charles, Louisiana 70601.

(9) Includes 45,714 shares that Dr. Gunderson has the right to acquire upon the exercise of stock options, exercisable within 60 days, 35,000 shares that Dr. Gunderson has the right to acquire upon the exercise of Warrants, exercisable within 60 days, and 2,857 shares held in a children's educational account.

(10) Mr. Holmes's address is 7411 John Smith Drive, Suite 200, San Antonio, Texas 78229.

(11) Includes 75,000 shares that Mr. Holmes has the right to acquire upon the exercise of stock options, exercisable within 60 days.

(12) Includes 14,282.14322 shares held in trust accounts for Mr. Holmes's children.

(13)   Dr. Kunik's address is 8928 Kirby, Houston, Texas 77054.

(14) Represents 29,285 shares that Ms. McAnally has the right to acquire upon the exercise of stock options, exercisable within 60 days.

(15) Includes 318,538 shares that 5 directors, nominees for director and executive officers have the right to acquire upon the exercise of stock options, exercisable within 60 days, and 60,500 shares that such directors, nominees for director and executive officers have the right to acquire upon the exercise of Warrants, exercisable within 60 days.

PRO FORMA SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

           The following table sets forth certain pro forma information with respect to the shares of Common Stock beneficially owned by (i) each director and nominee for director of the Company, (ii) all executive officers of the Company, (iii) all directors, nominees for director and all executive officers of the Company as a group and (iv) each person known by the Company to be the beneficial owner of 5% or more of the outstanding Common Stock or Preferred Stock, as of the Record Date and after giving effect to the proposed reverse stock split and the automatic conversion of Preferred Stock to Common Stock to be effected immediately thereafter (see "Item 2 on Proxy:
Approval of an Amendment to the Company's Certificate of Incorporation to Effect One-for-5.032715 Reverse Stock Split"):


                                                      COMMON STOCK
                                           ------------------------------------
                                            AMOUNT AND
                                             NATURE OF            PERCENT OF
                                            BENEFICIAL            CLASS OWNED
NAME OF BENEFICIAL OWNER                   OWNERSHIP(1)         BENEFICIALLY(2)
------------------------                   ------------         ---------------
Lee Cooke(3)                                 116,801(4)               1.5%
John W. Dalton(5)                          1,256,228(6)              16.5%
Clark A. Gunderson, M.D.(7)                  257,056(8)               3.4%
Parris H. Holmes, Jr.(9)                     908,350(10)             12.0%
Dr. Burt Kunik(11)                         3,000,000                 39.6%
Sharri McAnally                                5,818(12)               *
All executive officers and directors
    as a group (5 individuals)             4,288,025(13)             56.0%

----------------
*Represents less than 1% of the issued and outstanding shares of Common Stock.

(1) Each of the persons named in the table has sole voting and investment power with respect the shares reported, subject to community property laws where applicable and the information contained in this table and these notes.

(2) The percentages indicated are based on outstanding stock options and Warrants exercisable within 60 days for each individual, an estimated 583,940 shares of Common Stock issued and outstanding as of the Record Date after giving effect to the proposed reverse stock split and the issuance of 7,000,000 shares of Common Stock upon the automatic conversion of Preferred Stock to Common Stock (on the basis of seven shares of Common Stock for every share of Preferred Stock held as of such date) immediately after such reverse stock split.

(3)    Mr. Cooke's address is 7600 Burnet Road, Suite 350, Austin, Texas 78757.

(4) Includes 33,488 shares that Mr. Cooke has the right to acquire upon the exercise of stock options, exercisable within 60 days, and 5,066 shares that Mr. Cooke has the right to acquire upon the exercise of Warrants, exercisable within 60 days.

(5)    Mr. Dalton's address is 11325 Somerland Way, Houston, Texas 77024.

(6) Includes 10,450 shares that Mr. Dalton has the right to acquire upon the exercise of Warrants, exercisable within 60 days.

(7) Dr. Gunderson's address is 2615 Enterprise Boulevard, Lake Charles, Louisiana 70601.

(8) Includes 9,083 shares that Dr. Gunderson has the right to acquire upon the exercise of stock options, exercisable within 60 days, 6,954 shares that Dr. Gunderson has the right to acquire upon the exercise of Warrants, exercisable within 60 days, and 567 shares held in a children's educational account.

(9) Mr. Holmes's address is 7411 John Smith Drive, Suite 200, San Antonio, Texas 78229.

(10) Includes 14,902 shares that Mr. Holmes has the right to acquire upon the exercise of stock options, exercisable within 60 days, and 100,000 shares held in trust accounts for Mr. Holmes's children.

(11)   Dr. Kunik's address is 8928 Kirby, Houston, Texas 77054.

(12) Represents 5,818 shares that Ms. McAnally has the right to acquire upon the exercise of stock options, exercisable within 60 days.

(13) Includes 63,291 shares that 5 directors, nominees for director and executive officers have the right to acquire upon the exercise of stock options, exercisable within 60 days, and 12,020 shares that such directors, nominees for director and executive officers have the right to acquire upon the exercise of Warrants, exercisable within 60 days.

                                 ITEM 1 ON PROXY
                             ELECTION OF DIRECTORS

NOMINEES

           The By-laws of the Company provide that the Board of Directors shall consist of not fewer than three nor more than fifteen members and that the number of directors, within such limits, shall be determined by resolution of the Board of Directors at any meeting or by the stockholders at the Annual Meeting. The Board of Directors of the Company has set the number of directors comprising the Board of Directors at three.

           The Board of Directors has nominated for director the individuals named below to be elected at the Annual Meeting. Each of the nominees has agreed to stand for election as a director of the Company, to serve until the 1998 Annual Meeting or until their respective successors have been duly elected and qualified.

           The table below sets forth the names and ages of the nominees for director and the year each nominee first became a director of the Company. Lee Cooke is presently serving as a director of the Company. Biographical information on the nominees is set forth below under "Management - Executive Officers and Directors."

                                      YEAR FIRST BECAME A
NAME AND AGE                        DIRECTOR OF THE COMPANY
------------                        -----------------------
Lee Cooke  (53)                              1992
Parris H. Holmes, Jr. (54)                   N/A
Dr. Burt Kunik  (59)                         N/A

           Unless otherwise indicated on any duly executed and dated proxy, the persons named in the enclosed proxy intend to vote the shares that it represents for the election of the nominees listed in the table above for the term specified. Although the Company does not anticipate that the above-named nominees will refuse or be unable to accept or serve as directors of the Company for the term specified, the persons named in the enclosed form of proxy intend, if either of such nominees is unable or unwilling to serve as a director, to vote the shares represented by the proxy for the election of such other person as may be nominated or designated by management, unless they are directed by the proxy to do otherwise.

           Assuming the presence of a quorum, the affirmative vote of the holders of shares of Common Stock and Preferred Stock constituting a plurality of the voting power of the Company, represented in person or by proxy at the Annual Meeting, is required for the election of directors. Assuming the receipt by each such nominee of the affirmative vote of at least a plurality of the voting power of the Company represented at the Annual Meeting, such nominees will be elected as directors. Proxies will be voted in accordance with the specifications marked thereon, and if no specification is made, will be voted "FOR" the nominees.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
                   THE ELECTION OF EACH OF THE INDIVIDUALS
                    NOMINATED FOR ELECTION AS A DIRECTOR.

                               ITEM 2 ON PROXY
   APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
               TO EFFECT ONE-FOR-5.032715 REVERSE STOCK SPLIT

GENERAL

           The Board of Directors of the Company has proposed to amend the Certificate of Incorporation of the Company to effect a reverse split of the presently issued and outstanding shares of the Company's Common Stock on the basis of one share for every 5.032715 shares. Under the proposal, the par value of the Common Stock will not change. As a result, the Common Shares account on the Company's Consolidated Balance Sheet will be reduced to 1/5.032715th its present amount with the Additional Paid-in Capital account being credited with the amount by which the Common Shares account is reduced. If the reverse stock split is approved by the stockholders, each holder of record of Common Stock on the effective date of the reverse stock split will thereafter be deemed to hold one share of Common Stock for every 5.032715 presently issued and outstanding shares of Common Stock held of record on that date. In addition, immediately after the effective date of the reverse stock split, each share of Preferred Stock will automatically be converted into seven shares of Common Stock.

EFFECT OF THE REVERSE STOCK SPLIT

           Other than as set forth above, the reverse stock split will not change the net stockholders' equity of the Company or alter the number of authorized shares. The principal effects of the proposed reverse stock split will be (i) to decrease the number of outstanding shares of Common Stock from 2,938,823 shares to approximately 583,940 shares and to decrease the number of shares underlying outstanding stock options and Warrants from 378,180 and 205,900 shares to 75,139 and 40,904 shares, respectively, with a corresponding increase in the exercise price per share, and (ii) to have enough shares of Common Stock available to permit the automatic conversion of the Preferred Stock on the basis of seven shares of Common Stock for each share of Preferred Stock. The Common Stock issued pursuant to the reverse stock split will be fully paid and nonassessable. The voting rights and other rights that accompany Common Stock will not be altered by the change. It is not anticipated that the number of stockholders of record of Common Stock will be reduced in any material respect by this transaction and in fact is expected to increase upon the automatic conversion of the Preferred Stock held by former stockholders of Sharps.


           Any tax liability to stockholders resulting from the reverse stock split likely will be insubstantial. The receipt of Common Stock in the reverse stock split should not result in any taxable gain or loss to stockholders for federal income tax purposes. If the proposed reverse stock split is approved, the tax basis of Common Stock received in the reverse stock split (including any fractional share interests to which a stockholder is entitled) will be equal, in the aggregate, to the basis of the shares exchanged for Common Stock. For tax purposes, the holding period of the shares immediately prior to the effective date of the reverse stock split will be included in the holding period of Common Stock received in the reverse stock split (including any fractional share interests to which a stockholder is entitled). Stockholders who receive cash in lieu of fractional shares of Common Stock will be treated as receiving cash as payment in exchange for their fractional shares of Common Stock, and they will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the adjusted basis of the shares surrendered for cash.

PURPOSE OF THE REVERSE STOCK SPLIT

           The Company, Sharps and all of the stockholders of Sharps entered into an Agreement and Plan of Reorganization as of February 27, 1998. On the effective date of the acquisition, the Company did not have sufficient authorized but unissued shares of Common Stock to issue to the former stockholders of Sharps to complete the transaction. Therefore, under the terms of the Agreement and Plan of Reorganization, the Company acquired all of the issued and outstanding common stock of Sharps in consideration for the issuance of 1,000,000 shares of Preferred Stock such that each share of common stock of Sharps, par value $.01 per share, outstanding on the closing date was exchanged for 0.142858 shares of Preferred Stock. Under the terms of the Certificate of Designation, Powers, Preferences and Rights of the Series of the Preferred Stock filed with the Secretary of State of the State of Delaware on February 23, 1998, each share of Preferred Stock is entitled to
35.190319 votes and is to be automatically and immediately converted into seven shares of Common Stock upon effectiveness of the proposed reverse split of the Common Stock. For a description of the terms of the Agreement and Plan of Reorganization and the reasons therefor, see "The Annual Meeting--Acquisition of Sharps Compliance, Inc."


RECOMMENDATION FOR THE REVERSE STOCK SPLIT AND REASONS FOR APPROVAL

           In making the determination to recommend approval of the one-for-5.032715 reverse stock split, the Company's Board considered a number of factors. These factors include the following:

           (i) the Company's existing Certificate of Incorporation limits the issuance of Common Stock to 20,000,000 shares, and the proposed reverse stock split is necessary in order for enough shares of Common Stock to be available to effect the conversion of the Preferred Stock into Common Stock, as discussed above.

           (ii) the proposed reverse stock split will result in enhanced liquidity for the Common Stock;

           (iii) a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with low prices;

           (iv) some policies and practices of brokerage houses pertain to the payment of brokerage commissions and to time consuming procedures that function to make the handling of low price stock economically unattractive to brokers;

           (v) the structure of trading commissions also tends to have an adverse impact upon holders of low priced stock because the brokerage commission on the sale of low priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher price issue;

           (vi) the proposed reverse stock split should result in a price level for the shares that will reduce, to some extent, the effect of the policies and practices of brokerage firms referred to above and diminish the adverse impact of trading commissions on the market for the shares; and

           (vii) the increased per share value may encourage interest in trading in the Company's Common Stock and promote greater liquidity for the Company's stockholders, although such liquidity could be adversely affected by the reduced number of shares outstanding after the proposed reverse stock split.

           The Board did not assign relative weights to the factors discussed above.

APPROVAL

           If the proposal is approved by the stockholders, the Company will file with the Secretary of State of the State of Delaware promptly after such approval, an Amended and Restated Certificate of Incorporation which includes an amendment to Article 4 adding a new paragraph which incorporates the reverse stock split. The proposed reverse stock split will become effective on the date of that filing, and immediately thereafter, the Preferred Stock will be converted into Common Stock. Such new paragraph of Article 4 would read in its entirety as follows:

                     "On ______________, 1998, each 5.032715 issued and
           outstanding shares of previously authorized Common Stock, par value one cent ($.01) per share, of the corporation ("Pre-split Common Stock"), shall thereby and thereupon be combined into one (1) validly issued, fully paid and nonassessable share of Common Stock, par value one cent ($.01) per share, of the corporation ("Post-split Common Stock"). Each certificate that theretofore represented shares of Pre-split Common Stock shall thereafter represent that number of shares of Post-split Common Stock into which the shares of Pre-split Common Stock represented by such certificate shall be combined; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Pre-split Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of Post-split Common Stock to which such person is entitled, and provided further that the corporation shall not issue fractional shares with respect to the combination. Each stockholder will receive cash for each fractional interest resulting from such division."


           Assuming the presence of a quorum, the proposal to approve the reverse split of the Common Stock requires the affirmative vote of the holders of shares of Common Stock and Preferred Stock constituting a majority of the outstanding voting power of the Company represented at the Annual Meeting in person or by proxy. Proxies will be voted for or against such approval in accordance with the specifications marked thereon, and if no specification is made, will be voted "FOR" such approval.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
             APPROVAL OF THE PROPOSAL TO EFFECT A ONE-FOR-5.032715
                 REVERSE SPLIT OF THE COMPANY'S COMMON STOCK.

                               ITEM 3 ON PROXY

           AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION
                TO RENAME THE COMPANY SHARPS COMPLIANCE CORP.

GENERAL

           The Board of Directors has unanimously adopted a resolution declaring it advisable to amend the Company's Certificate of Incorporation, as previously amended, to change the name of the Company from U.S. Medical Systems, Inc. to Sharps Compliance Corp. (the "Name Change Amendment"). The Board of Directors further directed that the Name Change Amendment be submitted for consideration by the stockholders at the Company's Annual Meeting. In the event the Name Change Amendment is approved by the stockholders, the Company will thereafter amend its Certificate of Incorporation with the Secretary of State of the State of Delaware with a filing reflecting such Name Change Amendment, which will become effective at the close of business on the date such filing is accepted by the Secretary of State.

PURPOSE AND EFFECT OF THE COMPANY NAME CHANGE

           The Board of Directors of the Company believes it is in the best interests of the Company and its stockholders to change the name of the Company (i) in order to eliminate any potential confusion that could arise by attempted trading of shares of the Company's Common Stock issued prior to any approval of the reverse stock split of the Common Stock described in Proposal 2 of this Proxy Statement and (ii) to more closely identify with the nature of the Company's business operations.

APPROVAL

           If the proposal is approved by the stockholders, the Company will file with the Secretary of State of the State of Delaware promptly after such approval, an Amended and Restated Certificate of Incorporation which includes an amendment to Article 1 changing the Company's name. The name change will become effective on the date of filing. As amended, such Article 1 would read in its entirety as follows:

           "1.       The name of the corporation (the "corporation") is
Sharps Compliance Corp."

           Assuming the presence of a quorum, the affirmative vote of the holders of shares of Common Stock and Preferred Stock constituting a majority of the outstanding voting power of the Company represented at the Annual Meeting in person or by proxy is required for the adoption of the proposal. Proxies will be voted in accordance with the specifications marked thereon, and if no specification is made, will be voted "FOR" such approval.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL
          OF THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION
                      TO CHANGE THE NAME OF THE COMPANY

                               ITEM 4 ON PROXY
           AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION
                      TO DELETE ARTICLE 10 RELATING TO
                        SPECIFIC STOCKHOLDERS' RIGHTS

GENERAL

           At the time of the Company's transfer of its domestication from the Canadian Federal jurisdiction to the State of Delaware, the Director, Corporations Branch of Industry Canada required that specific provisions relating to specific stockholders' rights, including rights of dissention and intervention, be included in the Certificate of Incorporation, which was filed with the Secretary of State of the State of Delaware on November 17, 1992. The rules and regulations of the Director, Corporations Branch required that these provisions, which were included as Article 10 of the Certificate of Incorporation, remain a part of the Company's Certificate of Incorporation for a minimum of five years from the date of domestication. The Board of Directors of the Company believes that the provisions Section 262 of the DGCL provide adequate protection for its stockholders and that it is in the best interests of the Company and its stockholders to delete Article 10 of the Certificate of Incorporation.

TEXT OF ARTICLE 10

     Article 10 of the Certificate of Incorporation reads as follows:

     "10A. In addition to the rights granted under Section 262 of the Delaware General Corporation Law, and subject to the provisions of Section C of this Article 10, a holder of shares of any class or series of stock of the corporation is hereby empowered to dissent, and thereafter exercise the appraisal rights contemplated in Section 262, in the event that the corporation resolves (i) to amend its Certificate of Incorporation to add, change or remove any provisions restricting or constraining the issue, transfer, or ownership of shares of that class or series; (ii) to amend its Certificate of Incorporation in any manner which would require a vote of holders of the outstanding shares of such class or series under Section 242 of the Delaware General Corporation Law; (iii) to amend its articles to add, change or remove any restriction upon the business or businesses that the corporation may carry on; (iv) to sell, lease or exchange all or substantially all of its assets; (v) to amend the provisions of this Article 10; or (vi) to effect any merger or consolidation in which the corporation is a constituent corporation, whether or not any appraisal rights are otherwise available under Section 262 of the Delaware General Corporation Law. Upon the passage of any such resolution, the procedures of Section 262 of the Delaware General Corporation Law shall apply as nearly as is practicable, with the provisions of Section 262(d)(1) being applicable if the proposed action is to be submitted for approval at a meeting of stockholders, and the provisions of Section 262(d)(2) being applicable if no such meeting or vote of stockholders is required to implement such action.

     "10B. A stockholder or beneficial or equitable owner of shares of stock of the corporation may apply to a court for leave to institute a cause of action in the name and on behalf of the corporation, or to intervene in an action to which the corporation is a party for the purpose of prosecuting, defending or discontinuing the action on behalf of the corporation, provided that no such action may be brought and no intervention in any action may be made unless the court is satisfied that (i) the complainant has given reasonable notice to the board of directors of the corporation of its intention to apply to the court to bring a derivative action if the corporation does not itself bring, diligently prosecute or defend or discontinue the action; (ii) the complainant is acting in good faith; and (iii) it appears to be in the interest of the corporation that the action be brought, prosecuted, defended or discontinued.

     "10C. A stockholder or beneficial or equitable owner of shares of the corporation is hereby empowered to apply, consistent with the laws of the State of Delaware, to a court of appropriate jurisdiction for an order to remedy a result that is oppressive or unfairly prejudicial to or that unfairly disregards the interest of any security holder, director or officer of the corporation arising from (i) any act or omission of the corporation; (ii) the carrying on or conduct of the business or affairs of the corporation; or (iii) the exercise of the powers of the board of directors of the corporation. In connection with an action brought pursuant to rights granted under this section, the court may make any interim or final order it thinks fit including, without limiting the generality of the foregoing:

               (a)   an order restraining the conduct complained of;

               (b)   an order appointing a receiver or receiver manager;

               (c)   an order directing an issue or exchange of securities;

               (d) an order directing a corporation, subject to the last paragraph of this Section 10C, or any other person, to purchase securities of a security holder;

               (e) an order directing a corporation, subject to the last paragraph of this Section 10C, or any other person, to pay a security holder any part of the monies paid by him for securities;

               (f) an order varying or setting aside a transaction or contract to which a corporation is a party and compensating the corporation or any other party of the transaction or contract;

               (g) an order requiring a corporation, within a time specified by the court, to produce to the court or an interested person financial statements or accounting in such other form as the court may determine;

               (h)   an order compensating an aggrieved person;

               (i) an order directing rectification of the registers or other records of the corporation;

               (j)   an order liquidating and dissolving the corporation;

               (k) an order directing an investigation into the affairs of the corporation;

               (l)   an order requiring the trial of any issue;

     provided, however, that the corporation shall not be compelled to make a payment to a stockholder under paragraph (d) or (e) above if there are reasonable grounds for believing that the corporation is or would after that payment be unable to pay its liabilities as they become due, or that the realizable value of the corporation's assets would thereby be less than aggregate of its liabilities.

     "10D. The corporation shall remain incorporated under the Delaware General Corporation Law or any statutory modification or replacement thereof and shall not merge or consolidate with any entity except as provided in this Article 10.

     "10E.     The provisions of this Article 10 may only be amended:

               (a) Where the effective date of such amendment occurs on or before a specified date which is 5 years from the date of issue of the Director's Letter of Satisfaction, by a resolution passed by the affirmative vote of stockholders holding not less than 90% of the shares of each class or series of stock, whether or not such class or series of stock otherwise has voting rights;

               (b) Where the effective date of such amendment occurs after a specified date which is 5 years from the date of issue of the Director's Letter of Satisfaction, by a resolution passed by the affirmative vote of stockholders holding not less than 66 2/3% of the shares of each class or series of stock, whether or not such class or series of stock otherwise has voting rights.

     "10F.     Notwithstanding subsections 10D and 10E of this Article 10, the corporation may merge or consolidate with another entity if:

               (a) the entity surviving such merger or consolidation is a corporation subject to the Delaware General Corporation Law and its Certificate of Incorporation includes all of the provisions of this Article 10; or

               (b) such entity owns or operates a significant business and is not controlled by, or under common control with, the corporation, and such merger or consolidation does not have as its primary purpose, the avoidance of this Article 10;

     and, in either case:

               (c) such merger or consolidation is approved in the same manner and by the same majority of stockholders as is required by the Delaware General Corporation Law; and

               (d) dissent and appraisal rights are provided to stockholders on the same basis in respect of such merger or consolidation as is set forth in Section 10A of this Article 10."

DISSENT AND APPRAISAL RIGHTS

     The current Certificate of Incorporation of the Company provide that stockholders are entitled to exercise dissent and appraisal rights in addition to the rights granted under Section 262 of the DGCL. These additional rights of dissent and appraisal are set forth in Article 10A of the current Certificate of Incorporation and were added to the Certificate of Incorporation at the time the Company was domesticated as a Delaware corporation. This addition of dissent and appraisal rights was a requirement imposed by the Director, Corporations Branch of Industry Canada on the continuation of the Company from the Canadian federal jurisdiction to the State of Delaware. The additional dissent and appraisal rights are those dissent and appraisal rights which stockholders of the Company were entitled to under the CANADA BUSINESS CORPORATIONS ACT, the corporation statute which governed the Company at the time it was incorporated under the Canadian federal jurisdiction. The Director, Corporations Branch is the government authority which administers the CANADA BUSINESS CORPORATIONS ACT. The Director, Corporations Branch also imposed the requirements regarding amendment to the Certificate of Incorporation to remove the additional dissent and appraisal rights, as set forth in Article 10E of the Certificate of Incorporation.


     Stockholders are being asked to consider and approve a proposal to amend the Company's Certificate of Incorporation which would delete Article 10 of the Certificate of Incorporation, including Article 10A respecting stockholders' dissent rights. Amendment to the Certificate of Incorporation requires the affirmative vote of stockholders holding not less than 66-2/3% of the shares of each class or series of stock of the Company, whether or not such class or series of stock otherwise has voting rights.


     Regardless of the outcome of the vote on Item 4 of this Proxy Statement, stockholders of the Company have dissent and appraisal rights under both
Article 10 of the Certificate of Incorporation and Section 262 of the DGCL in connection with Item 2, 3 and 4 of this Proxy Statement. Upon removal of
Article 10A from the Certificate of

Incorporation, the sole dissent rights of stockholders will be as set forth in the DGCL. Stockholders would no longer have dissent and appraisal rights upon the occurrence of any of the events listed in Article 10A, except where appraisal rights exist under DGLC.



     Under the DGCL, a stockholder generally is entitled to demand appraisal of and obtain payment of the fair value of the shares that the person holds in a Delaware corporation, if the corporation is party to a plan of merger or consolidation. However, the right to demand appraisal does not apply to stockholders if:

     (a) they are stockholders of a surviving corporation and a vote of the corporation's stockholders is not necessary to authorize the merger or consolidation;

     (b) the shares held by the stockholders are of a class or series registered on the New York Stock Exchange or the American Stock Exchange, designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or are held of record by more than 2,000 stockholders on the date set to determine the stockholders entitled to vote on the merger or consolidation.

     Notwithstanding the above, appraisal rights are available for the shares of any class or series of stock of a Delaware corporation if the holders are required by the terms of an agreement of merger or consolidation to accept for their stock anything except:

     (a) shares of stock of the corporation surviving or resulting from the merger or consolidation;

     (b) shares of stock of any other corporation which, at the effective date of the merger or consolidation, will be listed on the New York Stock Exchange or the American Stock Exchange, designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by more than 2,000 stockholders;

     (c)  cash in lieu of fractional shares of the corporations described in
          (a) and (b); or

     (d) any combination of the shares of stock and cash in lieu of fractional shares described in (a), (b) and (c).

     In a short-form merger under Section 253 of the DGCL, a parent corporation and one or more subsidiary corporations of which the parent owns at least 90% of the outstanding shares may merge into the parent corporation or one of the subsidiaries. Stockholders of the parent corporation in the short-form merger are not entitled to appraisal rights, whether the parent corporation survives the merger or not. Dissenting minority stockholders of a disappearing subsidiary in a short-form merger under the Delaware Corporation Law are entitled to appraisal rights.


     A Delaware corporation may provide in its certificate of incorporation that appraisal rights shall be available for the shares of any class or series of its stock as the result of an amendment to its certificate of incorporation, any merger or consolidation to which the corporation is a party, or a sale of all or substantially all of the assets of the corporation. Upon amendment, the Company's Certificate of Incorporation will not expand the appraisal rights to which its stockholders otherwise are entitled under the DGCL.

APPROVAL

           If the proposal is approved by the stockholders, the Company will file an Amended and Restated Certificate of Incorporation, deleting Article 10, with the Secretary of State of the State of Delaware promptly after such approval. Such amendment will become effective on the date of filing.

           Assuming the presence of a quorum, the affirmative vote of the holders of 66-2/3% of the shares of Common Stock and 66-2/3% of the shares of Preferred Stock, represented at the Annual Meeting in person or by proxy, is necessary for the adoption of the proposal. Proxies will be voted in accordance with the specifications marked thereon, and if no specification is made, will be voted "FOR" such approval.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL
          OF THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION
                        TO DELETE ARTICLE 10 THEREOF

                               ITEM 5 ON PROXY
        APPROVAL OF INCREASE IN NUMBER OF SHARES SUBJECT TO ISSUANCE
            UNDER THE U.S. MEDICAL SYSTEMS, INC. 1993 STOCK PLAN

OVERVIEW

           The Board of Directors proposes that the Company's 1993 Stock Plan (the "Stock Plan") be amended to increase the aggregate number of shares subject to issuance under the Stock Plan from 59,609 shares to 1,000,000 shares (after giving effect to the reverse stock split under Proposal 2 of this Proxy Statement). As of May 31, 1998, the Company had granted options to purchase all of the 300,000 shares of Common Stock (pre-split) authorized under the Stock Plan. In addition, as of May 31, 1998, the Company had granted options to purchase an additional 78,180 shares of Common Stock (pre-split) subject to stockholder approval of an increase in authorized shares under the Stock Plan. Effective January 21, 1997, the Board of Directors approved an amendment to the Stock Plan to increase the number of shares of Common Stock authorized under the Stock Plan from 300,000 shares, pre-split, to 1,000,000 shares, post-split (the "Stock Plan Amendment").

PURPOSE AND TERMS OF THE STOCK PLAN

           The purpose of the Stock Plan is to advance the best interests of the Company by providing incentives to officers, key employees, consultants and affiliates (each an "Optionee") of the Company and its parent (if any) and subsidiaries and by increasing their proprietary interest in the success of the Company, thereby encouraging them to remain in its employ or service. By amending the Stock Plan to provide for the granting of incentive stock options and nonqualified stock options ("Options") and awards of Common Stock, stock appreciation rights, performance awards representing phantom shares of stock and direct purchases of Common Stock (collectively, "Stock Rights") to purchase an additional 1,000,000 shares (post-split) of Common Stock, the Company will continue the purposes of the Stock Plan. Without such amendment, the Company's ability to utilize Options and Stock Rights as forms of incentive compensation would be substantially limited, especially after giving effect to the reverse stock split under Proposal 2 of this Proxy Statement. Proceeds from the exercise of such Options and Stock Rights will be used for general corporate purposes. For a description of the principal features of the Stock Plan, see "Executive Compensation Employee Benefit Plans - Stock Plan."

NEW PLAN BENEFITS

           It is not possible to determine the number of shares that will be subject to Options and Stock Rights awarded under the Stock Plan to any group or individual. However, set forth below are the number of nonqualified Options that were granted to the named individuals and groups during fiscal 1997. These grants have an exercise price of $0.60 ($3.02 after giving effect to the reverse stock split under Proposal 2 of this Proxy Statement), a term of five years and vest over a three-year period. No awards of Stock Rights were made during fiscal 1997. The closing price per share of Common Stock on June 10, 1998 was $0.87.

                                                      1993 STOCK PLAN
     NAME AND POSITION                               NUMBER OF SHARES(1)
     -----------------                               -------------------
     LEE COOKE(2)                                           28,521
         Chairman of the Board, President and
         Chief Executive Officer

     CLARK GUNDERSON                                         9,083
         Director

     SHARRI MCANALLY                                         5,818
         Corporate Secretary, Controller and Director

-------------

(1) Represents the number of Options granted in fiscal 1997, after giving effect to the reverse stock split under Proposal 2 of this Proxy Statement, and is not necessarily indicative of the number of shares subject to Options that will be issued in the future.

(2) In fiscal 1998, Mr. Cooke was granted Options for the purchase of 4,967 shares, after giving effect to the reverse stock split under Proposal 2 of this Proxy Statement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

           The following is intended only as a general guide as to certain federal income tax consequences under current law for participation in the Stock Plan and does not attempt to describe all potential tax consequences. Furthermore, tax consequences are subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable. Accordingly, each participant has been advised to consult his or her own tax Adviser with respect to the tax consequences of participating in the Stock Plan.

           No tax obligation will arise for the Optionee or the Company upon the granting of either incentive stock options, nonqualified stock options, stock appreciation rights or phantom stock under the Stock Plan. Generally, upon exercise of a nonqualified stock option, an Optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value on the date of exercise of the stock acquired over the exercise price of the Option. The Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the Optionee upon exercise of a nonqualified stock option. An Optionee who exercises stock appreciation rights or a phantom stock unit and receives cash will recognize ordinary income equal to the cash received. Any additional gain or loss realized by an Optionee on disposition of the shares generally will be capital gain or loss to the Optionee and will not result in any additional tax deduction to the Company. Because a nonqualified stock option cannot be exercised prior to six months from the date of grant, the taxable event arising from exercise of nonqualified stock options by officers of the Company subject to Section 16(b) of the Exchange Act occurs on the date the Option is exercised. The income recognized at the end of any deferred period will include any appreciation in the value of the stock during that period, and the capital gain holding period of the stock for purposes of obtaining long-term capital gain treatment will not begin until the completion of such period.

           Upon the exercise of an incentive stock Option, an Optionee generally recognizes no immediate taxable income. The tax cost is deferred until the Optionee ultimately sells the shares of stock. If the Optionee does not dispose of the option shares within two years from the date the Option was granted and within one year after the exercise of the Option ("holding periods"), and the Option is exercised no later than three months after the termination of the Optionee's employment, the gain on the sale will be treated as long-term capital gain. Subject to the limitations in the Stock Plan, certain of these holding periods and employment requirements are liberalized in the event of the Optionee's death or disability while employed by the Company. The Company is not entitled to any tax deduction, except that if the stock is disposed of prior to satisfying the holding periods described above, the gain on the sale of such stock equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the Option price or (ii) the amount realized on disposition minus the Option price will be taxed to the Optionee as ordinary income and the Company will be entitled to a deduction for federal income tax purposes in the same amount. Any additional gain or loss recognized by an Optionee upon disposition of shares prior to the expiration of the holding periods outlined above generally will be capital gain or loss to the Optionee and will not result in any additional tax deduction to the Company. The "spread" between the fair market value of the Option stock and the Option price upon exercise of an incentive stock Option is an item of adjustment used in the computation of the "alternative minimum tax" of the Optionee under the Internal Revenue Code of 1986, as amended (the "Code"). The tax benefits which might otherwise accrue to an Optionee may be affected by the imposition of such tax if applicable in the Optionee's individual circumstances.

           The Company generally will not be entitled to a deduction for federal income tax purposes upon the granting of an award of Common Stock under the Stock Plan (an "Award") but generally will be entitled to a deduction when the vesting restrictions on an Award lapse. The granting of an Award under the Stock Plan generally will not be a taxable event to an Optionee unless the Award is nontransferable and subject to substantial risk of forfeiture and the Optionee elects to be taxed on the grant date under
Section 83(b) of the Code. If an Optionee files an election under Section 83(b) of the Code, the Optionee will have ordinary income on the difference between the fair market value of the shares received on the grant date and the amount paid, if any. In such an event, the Company will be entitled to a deduction for federal income tax purposes in the same amount as the ordinary income recognized by the Optionee, assuming that such income satisfies the rules regarding reasonable compensation. Upon the vesting of an Award whereby the restrictions on the Award lapse, assuming that no election was made under Section 83(b) of the Code, the Optionee will recognize ordinary income on the difference between the fair market value of the shares on the vesting date and the amount paid, if any. Upon disposition, the Optionee will receive long-term or short-term capital gain or loss to the extent of the difference between the proceeds from the disposition and the amount computed for purposes of calculating ordinary income in accordance with the preceding sentence.

APPROVAL

           The Board of Directors has retained the right to amend and terminate the Stock Plan as it deems advisable, except that no amendment requiring stockholder approval under the Code and related regulations relating to incentive stock options will be effective without stockholder approval as required and within the times set by the rules.

           Assuming the presence of a quorum, the proposal to approve the foregoing Option Plan Amendment requires the affirmative vote of the holders of shares of Common Stock and Preferred Stock constituting a majority of the outstanding voting power of the Company represented at the Annual Meeting in person or by proxy. Proxies will be voted for or against such approval in accordance with the specifications marked thereon and, if no specification is made, will be voted "FOR" such approval.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
                PROPOSAL TO INCREASE THE NUMBER OF SHARES SUBJECT
                        TO ISSUANCE UNDER THE STOCK PLAN.

                                 ITEM 6 ON PROXY
             RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

           The Board of Directors of the Company has appointed the firm of Arthur Andersen LLP to serve as independent public accountants of the Company for the fiscal year ending June 30, 1998. Although stockholder ratification is not required, the Board of Directors has directed that such appointment be submitted to the stockholders of the Company for ratification at the Annual Meeting. If the stockholders do not ratify the appointment of Arthur Andersen LLP, the Board of Directors may reconsider the appointment.

           Faske Lay & Co., L.L.P., an Austin, Texas-based accounting firm, served as independent public accountants of the Company with respect to the Company's financial statements for the fiscal year ended June 30, 1997. Since the Company's headquarters will be moving from Austin, Texas to Houston, Texas, the Company has chosen Arthur Andersen LLP, a national accounting firm with offices in Houston, to audit its financial statements for fiscal year 1998. The report of Faske Lay & Co., L.L.P. on the Company's consolidated financial statements for the year ended June 30, 1997 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle, except that Faske Lay & Co., L.L.P.'s report on the consolidated financial statements for the year ended June 30, 1997 included an explanatory paragraph with respect to the Company having suffered recurring losses which raise substantial doubt about its ability to continue as a going concern.

           Representatives of both Arthur Andersen LLP and Faske Lay & Co., L.L.P. will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

           Assuming the presence of a quorum, the affirmative vote of the holders of shares of Common Stock and Preferred Stock constituting a majority of the outstanding voting power of the Company represented at the Annual Meeting in person or by proxy is necessary for the adoption of the proposal. Proxies will be voted for or against such approval in accordance with the specifications marked thereon, and if no specification is made, will be voted "FOR" such ratification.

                        THE BOARD OF DIRECTORS RECOMMENDS
               A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF
                ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS
               OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 1998

                                 ITEM 7 ON PROXY
                OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

           The Board of Directors of the Company does not know of any other matters which properly may come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournment(s) thereof, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such issues.

                                     MANAGEMENT

           On the Record Date, the executive officers and directors of the Company were as follows:

          NAME                     AGE                  POSITION
-----------------------------     -----    --------------------------------------
LEE COOKE                           53     Chairman of the Board, Chief Executive
                                           Officer and President

CLARK A GUNDERSON, M.D.(1)          49     Director

SHARRI MCANALLY(1)                  52     Corporate Secretary, Controller and
                                           Director

---------------
(1) Member of the Audit Committee, Compensation Committee and Stock Option Committee

           The following is a description of the biographies of the Company's executive officers and directors and nominees for director for the past five years.

           LEE COOKE has served as Chairman of the Board and Chief Executive Officer of the Company since March 1992. Mr. Cooke served several roles in marketing, manufacturing and human resources at Texas Instruments from 1972 to 1983. He served as Chief Executive Officer of The Greater Austin Chamber of Commerce from 1983 to 1987. From 1988 to 1991 he served as Mayor of Austin, Texas. Mr. Cooke is a director of Billing Concepts Corp., an information systems provider.

           CLARK A. GUNDERSON, M.D. became a director of the Company in April 1993. Dr. Gunderson is an orthopedic surgeon in Lake Charles, Louisiana, where he has practiced since 1977. He has been Clinical Associates Professor at Louisiana State University School of Medicine, and has served as the Chief of Surgery at Lake Charles Memorial Hospital, where he is currently President of the medical staff. Dr. Gunderson received his M.D. from the Baylor College of Medicine in 1973.

           SHARRI MCANALLY served the Company as Controller from November 1992 to December 1996 and became a director in November 1996. In August 1994, the Board of Directors appointed her Corporate Secretary. From 1989 to 1992, she served Mission Cable Co. as Assistant Controller. Currently, she is Assistant Controller for VTEL Corporation, a video conferencing company.


           PARRIS H. HOLMES, JR. is a nominee for director under Proposal 1 of this Proxy Statement. Mr. Holmes previously served on the Company's Board of Directors from March 1992 until April 1996. Mr. Holmes has served as Chairman of the Board and Chief Executive Officer of Billing Concepts Corp. since May 1996. He served as both Chairman of the Board and

Chief Executive Officer of USLD Communications Corp. ("USLD") from September 1986 until August 1996 and served as Chairman of the Board of USLD until June 2, 1997. Prior to March 1993, Mr. Holmes also served as President of USLD. Mr. Holmes is also Chairman of the Board of Tanisys Technology, Inc., a developer, manufacturer and marketer of computer peripheral equipment. Mr. Holmes also served as a director of Sharps prior to its acquisition by the Company in February 1998. Sharps is a provider of mail disposal services for certain types of medical sharps products (needles, syringes and razors). On December 18, 1996, the Securities and Exchange Commission (the "Commission") filed a civil injunctive action in the United States District Court for the District of Columbia alleging that Mr. Holmes failed to file timely 12 reports regarding certain 1991 and 1992 transactions in the stock of USLD as required by Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Section 16(a) requires officers and directors of such companies to file reports with the Commission regarding their personal transactions in the securities of their company. Mr. Holmes settled this action on December 18, 1996, without admitting or denying the allegations of the complaint, by consenting to the entry of an injunction with respect to these requirements and paying a civil penalty of $50,000. The Commission Staff also has notified Mr. Holmes of its decision to terminate its investigation of trading in the securities of USLD and the securities of Value-Added Communications, Inc. (In the Matter of Trading in the Securities of Value-Added Communications, Inc. (HO-2765)).


           DR. BURT KUNIK is a nominee for director under Proposal 1 of this Proxy Statement. Dr. Kunik founded Sharps in May 1994 and has served as a director and Chief Executive Officer since that time. Dr. Kunik has 24 years of experience as an endodontist, including management experience of three successful start-up companies in the medical waste and insurance industries. Prior to starting Sharps, Dr. Kunik spent five years with 3CI Complete Compliance Corporation, which he co-founded. Its successor, American 3CI (Nasdaq: TCCC), currently is engaged in the business of medical waste services in the southeastern/southwestern United States. Other previous business experience includes management roles in real estate, oil and gas, cattle ranching and the travel industry. Dr. Kunik has been very active in the medical waste industry for nine years. He served as Chairman of the Medical Waste Institute in 1992 and has served on the board of the Environmental Industry Association.

COMMITTEES, MEETINGS AND BOARD COMPENSATION

           The Board of Directors conducts its business through meetings of the Board of Directors and through its committees. In accordance with the By-laws of the Company, the Board of Directors has established an Audit Committee, a Compensation Committee and a Stock Option Committee. The Board of Directors does not currently utilize a nominating committee or committee performing similar functions. Nominations for candidates for election may be made by the Board or by any stockholder entitled to vote at a meeting of stockholders called for the election of directors. Nominations made by the Board are made at the same time at which the date is set for a meeting of stockholders called for the election of directors. Nomination made by a stockholder must be made by giving notice of such in writing to the Corporate Secretary of the Company before the latter to occur of (i) 60 days prior to the date of the meeting of stockholders called for the election of directors or (ii) 10 days after the Board first publishes the date of such meeting. Such notice shall include all information concerning each nominee as would be required to be included in a proxy statement soliciting proxies for the election of such nominee under the Securities Exchange Act of 1934, as amended. Such notice shall also include a signed consent of each nominee to hold office until the next Annual Meeting of Stockholders or until his or her successor is elected or appointed.

         AUDIT COMMITTEE. In fiscal 1992, the Board created an Audit Committee. Dr. Gunderson and Sharri McAnally currently serve on this Committee. This Committee met once during fiscal 1997 and has met once through the third quarter of fiscal 1998.

         COMPENSATION COMMITTEE. The Board of Directors created a
Compensation Committee in fiscal 1992. The duties of this Committee include the approval of officers' salaries, and currently consists of Dr. Gunderson and Sharri McAnally. The Compensation Committee met twice during fiscal 1997 and has met once through the third quarter of fiscal 1998.

         STOCK OPTION COMMITTEE. The Board of Directors created the Stock Option Committee in 1994 in connection with the Company's 1993 Stock Plan. The Stock Option Committee is comprised of the "disinterested" directors, as defined under Section 16 of the Securities Exchange Act of 1934, and currently consists of Dr. Gunderson and Sharri McAnally. The Stock Option Committee met once during fiscal 1997 and has met once through the third quarter of fiscal 1998.

         BOARD OF DIRECTOR AND COMMITTEE MEETINGS. The Board of Directors met four times in the 12 months ended June 30, 1997 and has met five times during fiscal 1998. During such 12-month period and 9-month period, respectively, the incumbent director of the Company attended 75% or more of the aggregate number of (a) meetings of the Board of Directors held during his tenure and (b) meetings held by Committees of the Board on which he or she served.

         DIRECTORS' COMPENSATION

         MEETING FEES. The Company reimburses its directors for travel expenses to attend Board meetings but does not provide any other cash compensation.

         STOCK OPTIONS. Pursuant to the Stock Plan, each non-employee director has been granted a nonqualified stock Option to purchase 40,000 shares of Common Stock. These options vest over a three-year period beginning with the date of service as a director. At June 30, 1997, the non-employee directors of the Company held the following number and value of options granted under the Stock Plan, after giving effect to the reverse stock split under Proposal 2 of this Proxy Statement:

                       SECURITIES UNDERLYING                     UNREALIZED VALUE OF OPTIONS
                             OPTIONS            EXERCISE PRICE     AT JUNE 30, 1997 ($) (2)
DIRECTOR            EXERCISABLE  UNEXERCISABLE   PER SHARE(1)    EXERCISABLE   UNEXERCISABLE
--------            -----------  -------------  --------------   -----------   -------------
LEE COOKE             14,051         14,470         $3.02            N/A            N/A

CLARK A. GUNDERSON     1,135          7,948         $3.02            N/A            N/A

SHARRI MCANALLY        1,844          3,974         $3.02            N/A            N/A

----------------
(1) Represents the exercise price after giving effect to the reverse stock split under Proposal 2 of this Proxy Statement.

(2) Reflects the aggregate market value of the underlying securities as determined by reference to the closing price of the Common Stock on the Vancouver Stock Exchange (Cdn) on June 30, 1997 ($0.50 (Cdn) per share) minus the aggregate exercise price for each option. Market value of the underlying securities at June 30, 1997 was less than the exercise price.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer. No executive officer of the Company received salary and bonus exceeding $100,000 in fiscal 1997. Mr. Lee Cooke became an employee of the Company during fiscal 1992 and did not receive perquisites exceeding 10% of his salary and bonus in fiscal year 1993, 1994, 1995, 1996 or 1997. As a result of the repayment of $23,166 in deferred salary and vacation owed Mr. Cooke due to voluntary reductions in fiscal 1995, he received $111,500 in fiscal 1996. Mr. Cooke further agreed to a 30% reduction in compensation for fiscal 1997.

                            SUMMARY COMPENSATION TABLE

         NAME AND PRINCIPAL POSITION       FISCAL YEAR    SALARY     BONUS
         ---------------------------       -----------    ------     -----
         LEE COOKE, CHAIRMAN, PRESIDENT       1997       $  76,700   none
          AND CHIEF EXECUTIVE OFFICER         1996         111,500   none
                                              1995          81,000   none

STOCK OPTION GRANTS IN FISCAL 1997

           The following table provides information related to options granted to the named executive officers during fiscal 1997, after giving effect to the reverse stock split under Proposal 2 of this Proxy Statement. The Company has never granted stock appreciation rights.

                    INDIVIDUAL GRANTS
                ---------------------------                               POTENTIAL REALIZABLE
                                 % OF TOTAL                                 VALUE AT ASSUMED
                 NUMBER OF         OPTIONS                               ANNUAL RATES OF STOCK
                 SECURITIES      GRANTED TO      EXERCISE                PRICE APPRECIATION FOR
                 UNDERLYING      EMPLOYEES       OR BASE                     OPTION TERM(3)
                   OPTIONS       IN FISCAL        PRICE     EXPIRATION   ----------------------
   NAME         GRANTED(#)(1)       1997        ($/SH)(2)      DATE       5%($)          10%($)
------------    -------------   -------------   ---------   ----------   -------        -------
LEE COOKE(4)       28,521           100%          $3.02       1/21/02    $23,797        $52,585

-------------

(1) Represents the number of Options granted in fiscal 1997, after giving effect to the reverse stock split under Proposal 2 of this Proxy Statement.

(2) Represents the exercise price after giving effect to the reverse stock split under Proposal 2 of this Proxy Statement.

(3) Calculation based on stock option exercise price over the exercise period of the option assuming annual compounding. The columns present estimates of potential values based on certain mathematical assumptions. The actual value, if any, that an executive officer may realize is dependent upon the market price on the date of option exercise.

(4) In fiscal 1998, Mr. Cooke was granted Options for the purchase of 4,967 shares, after giving effect to the reverse stock split under Proposal 2 of this Proxy Statement.

AGGREGATED OPTION EXERCISES IN FISCAL 1997 AND FISCAL YEAR-END OPTION VALUES

           There were no option exercises by executive officers during the 1997 fiscal year. The following table provides the number and value of options held at fiscal year end, after giving effect to the reverse stock split under Proposal 2 of this Proxy Statement. The Company does not have any outstanding stock appreciation rights.

                                                         NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                         OPTIONS AT FY-END(#)         OPTIONS AT FY-END($)(1)
                  SHARES ACQUIRED         VALUE       ---------------------------   ---------------------------
   NAME       UPON OPTION EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------  ----------------------    -----------   -----------   -------------   -----------   -------------
LEE COOKE(4)           0                    N/A            14,051      14,470          N/A              N/A

----------------

(1) Market value of the underlying securities at June 30, 1997 ($0.50 Cdn) was less than the exercise price.

EMPLOYEE BENEFIT PLANS

U.S. MEDICAL SYSTEMS, INC. 1993 STOCK PLAN

         GENERAL. Effective November 16, 1993, the stockholders of the Company approved the Stock Plan. Under the Stock Plan, (a) employees of the Company and any subsidiary of the Company may be awarded incentive stock options ("ISOs"), as defined in Section 422A(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and (b) employees, consultants and affiliates or any other person or entity, as determined by the Administrators to be in the best interests of the Company, may be granted (i) stock options which do not qualify as ISOs ("Non-qualified Options"), (ii) awards of stock in the Company ("Awards"), (iii) stock appreciation rights ("SARs") in conjunction with, or independently of, options granted thereunder, (iv) performance awards in the form of units ("Units") representing phantom shares of stock, (v) non-employee director options and (vi) opportunities to make direct purchases of stock in the Company ("Purchases"). ISOs and Non-qualified Options are collectively referred to as "Options," and together with Awards, SARs, Units, Purchases and non-employee director options are collectively referred to as "Stock Rights."

         SHARES SUBJECT TO THE STOCK PLAN. The Stock Plan authorizes the issuance of up to 300,000 shares, after giving effect to the one-for-seven reverse stock split effective December 19, 1996. If the stockholders of the Company approve the one-for 5.032715 reverse stock split under Proposal 2 of this Proxy Statement, there will be 59,609 shares authorized under the Stock Plan. Item 3 of this Proxy Statement is a proposal to increase the number of shares available for the granting of Stock Rights under the Stock Plan from 59,609 shares to 1,000,000 shares (after giving effect to the reverse stock split under Item 2 of this Proxy Statement). At March 31, 1998, options to purchase all of the 300,000 shares of Common Stock (pre-split) authorized under the Stock Plan had been granted. In addition, as of March 31, 1998, the Company had granted options to purchase an additional 78,180 shares of Common Stock (pre-split), subject to stockholder approval of an increase in authorized shares under the Stock Plan as proposed under Item 3 of this Proxy Statement. If any Stock Right granted under the Stock Plan terminates, expires or is surrendered, new Stock Rights may thereafter be granted covering such shares.

         ADMINISTRATION. The Stock Plan is administered by non-employee members of the Board of Directors. The Stock Plan currently is administered by Clark A. Gunderson, M.D., and Sharri McAnally. Subject to the terms of the Stock Plan, the Administrators have the authority to determine the persons to whom Stock Rights (except non-employee director options) shall be granted, the number of shares covered by each such grant, the exercise or purchase price per share, the time or times at which Stock Rights shall be granted, whether each option granted shall be an ISO or a Non-qualified Option, whether restrictions such as repurchase options are to be imposed on shares subject to Stock Rights and the nature of such restrictions, if any. The interpretation or construction by the Administrators of the Stock Plan or with respect to any Stock Rights granted thereunder shall, unless otherwise determined by the Board of Directors, be final. The option price for ISOs may not be less than 100% of the fair market value of the Common Stock on the date of grant, or 110% of the fair market value with respect to any ISO issued to a holder of 10% or more of the Company's shares. There is no price requirement for Non-qualified Stock Options. In no event may the aggregate fair market value (determined on the date of the grant of an ISO) of Common Stock for which ISOs granted to any employee under the Stock Plan are exercisable for the first time by such employee during any calendar year exceed $100,000. The Stock Plan further directs the Administrator to set forth provisions in Option agreements regarding the exercise and expiration of Options according to stated criteria. The Administrators oversee the methods of exercise of Options, with attention being given to compliance with appropriate securities laws and regulations. The Stock Plan permits the use of already owned Common Stock as payment for the exercise price of Stock Rights.

         ELIGIBILITY FOR GRANTING OF STOCK RIGHTS. ISOs may be granted under the Stock Plan only to employees of the Company. Non-qualified Options, SARs and Units may be granted to any officer, employee, consultant or affiliate of the Company, or any other person or entity, as determined by the Administrators to be in the best interests of the Company.

         NON-EMPLOYEE DIRECTOR OPTIONS. Under the Stock Plan, any director who is not an officer or full-time employee of the Company or a related company is granted a five-year option to purchase 25,000 shares of Common Stock at the then fair market value upon joining the Board of Directors. The Options vest one-third a year for three years. Non-employee director Options are not subject to the discretion of the Administrators, except that when a director resigns, the Non-employee director Option may be continued as a Non-qualified Option under the Stock Plan if the director continues to be affiliated with the Company.

         AWARDS. Restricted stock awards may be granted under the Stock Plan at the discretion of the Administrators. The grantee purchases the number of shares subject to the Award, usually for a nominal price such as the par value. The shares, however, are held in escrow and may not be sold until they are vested in accordance with the terms of the grant, such as continued employment for a specific period of time, accomplishment by the Company of certain goals, or a combination of criteria. Upon termination of the Award, all unvested shares are repurchased by the Company for the same nominal purchase price originally paid for the stock. As of March 31, 1998, the Company had not granted any Awards under the Stock Plan.

         STOCK APPRECIATION RIGHTS. Options (except non-employee director options) granted under the Stock Plan may be granted in tandem with SARs ("tandem SARs") or independently of with an Option ("naked SARs"). SARs will become exercisable at such time or times, and on such conditions, as specified in the grant. Any tandem SAR granted with an ISO may be granted only at the date of grant of such ISO. Any tandem SAR granted with a Non-qualified Option may be granted either at or after the time such Option is granted. As of March 31, 1998, the Company had not granted any SARs under the Stock Plan.

         A tandem SAR is the right of an optionee, without payment to the Company (except for applicable withholding taxes), to receive the excess of the fair market value per share on the date which such SAR is exercised over the option price per share as provided in the related underlying Option. A tandem SAR granted with an Option shall pertain to, and be exercised only in conjunction with, the related underlying Option granted under the Stock Plan and shall be exercisable and exercised only to the extent that the underlying Option is exercisable. The tandem SAR shall become either fully or partially non-exercisable and shall then be fully or partially unexercisable and fully or partially forfeited if the exercisable portion, or any part thereof, of the underlying Option is exercised, and vice versa.

         A naked SAR may be granted irrespective of whether the recipient holds, is being granted or has been granted any Options under any stock plan of the Company. A naked SAR may be granted irrespective of whether the recipient holds, is being granted or has been granted any tandem SARs. A naked SAR may be made exercisable without regard to the exercisability of any Option.

         UNITS. The Stock Plan provides that performance awards in the form of Units may be granted either independently of or in tandem with a Stock Right, except that such Units shall not be granted in tandem with ISOs. Units granted shall be based on various performance factors and have such other terms and conditions at the discretion of the Administrators. As of March 31, 1998, the Company had not granted any Units under the Stock Plan.

         TERMINATION AND AMENDMENT OF THE STOCK PLAN. The Board of Directors may terminate or amend the Stock Plan in any respect or at any time, except that (i) no amendment requiring stockholder approval under the provisions of the Code and related regulations relating to ISOs or under Rule 16b-3 will be effective without approval of stockholders as required and within the times set by such rules, and (ii) no amendment may be made more than once every six months to the provisions of the Stock Plan dealing with, relating to, affecting or governing director Options (other than those required to comport with changes in the Code, the Employee Retirement Income Security Act or the rules thereunder).

EMPLOYMENT AGREEMENTS

         Effective August 27, 1997, the Company entered into an employment agreement with Mr. Cooke. This agreement expires on August 26, 1999 and provides for a minimum annual base salary (subject to adjustment) of $110,000. The employment agreement provides that in the event of a termination without cause, Mr. Cooke is entitled to two years of severance pay.

         Under the terms of the Agreement and Plan of Merger entered into by and between the Company, Sharps and the stockholders of Sharps effective February 27, 1998, the Company assumed the obligations of the employment agreement entered into effective January 1, 1998 by Sharps with Dr. Burt Kunik. This agreement provides for a three-year term, unless terminated as provided therein, an annual salary of $180,000 and an incentive bonus at the discretion of the Compensation Committee.

         The employment agreement with Dr. Kunik provides that if he is terminated without "cause" (as defined in the employment agreement) or if he resigns his employment for "good reason" (as defined in the employment agreement), he will be entitled to, at his election, either (i) a lump-sum payment in the amount equal to his base salary for the unexpired term of the agreement or (ii) continuation of his base salary and benefits, including the loan repayment bonuses, through the unexpired term of the agreement, and
(iii) pursuant to the Agreement Regarding Vesting of Stock Options entered into by Dr. Kunik and the Company effective January 1, 1998, any outstanding stock options held by Dr. Kunik shall become fully vested and exercisable.

         Dr. Kunik's employment agreement is subject to early termination as provided therein, including termination by the Company for "cause" (as defined in the employment agreement) or termination by the employee for "good reason" (as defined in the employment agreement). The employment agreement also provides that if, at any time within 12 months of a change of control, the employee ceases to be an employee by reason of (i) termination by the employer without "cause" (as defined in the employment agreement) or (ii) voluntary termination by the employee for "good reason upon change of control" (as defined in the employment agreement), in addition to the severance stated above, he shall receive an additional payment that, when added to all other payments received in connection with a change of control, will result in the maximum amount allowed to be paid to an employee without triggering an excess parachute payment (as defined by the Internal Revenue
Code), and all benefits (as defined by the employment agreement) shall continue throughout the remainder of the term of the agreement. In the event the employer is merged or acquires a company in a field outside of the current product alignment, the employer and the employee could consider the assignment of existing product lines and technology to the employee or his assignee as part of or in lieu of the above severance pay.

         A change of control is deemed to have occurred if (i) more than 30% of the combined voting power of the employer's then outstanding securities is acquired, directly or indirectly, or (ii) at any time during the 24-month period after a tender offer, merger, consolidation, sale of assets or contested election, or any combination of such transactions, at least a majority of the employer's Board of Directors shall cease to consist of "continuing directors" (meaning directors of the employer who either were directors prior to such transaction or who subsequently became directors and whose election, or nomination for election by the employer's stockholders, was approved by a vote of at least two-thirds of the directors then still in office who were directors prior to such transaction), or (iii) the stockholders of the employer approve a merger or consolidation of the employer with any other corporation, other than a merger or consolidation that would result in the voting securities of the employer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the total voting power represented by the voting securities of the employer or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the employer approve a plan of complete liquidation of the employer or an agreement of sale or disposition by the employer of all or substantially all of the employer's assets.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None.

                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Immediately prior to the closing of the Agreement and Plan of Reorganization pursuant to which all of the capital stock of Sharps was acquired by the Company, Dr. Burt Kunik, John W. Dalton, and Parris H. Holmes, Jr., directors of Sharps, owned 0, 20,900 and 294,153 shares, respectively, of Common Stock of the Company. In addition, Mr. Holmes held options to acquire 75,000 additional shares of Common Stock of the Company, and Mr. Dalton held stock purchase warrants to acquire 10,450 additional shares of Common Stock of the Company. Lee Cooke, Chairman of the Board, President and Chief Executive Officer of the Company, owned 142,163 shares of Common Stock of the Company with options and stock purchase warrants to acquire 168,539 and 25,500 additional shares of Common Stock of the Company, respectively. Subsequent to the closing of the Agreement and Plan of Reorganization, Messrs. Kunik, Dalton, Holmes and Cooke owned 428,571.43, 178,571.43, 119,285.71712 and
7,142.857 shares of Preferred Stock of the Company, respectively. Each share of Preferred Stock is entitled to 35.190319 votes. Therefore, the aforementioned individuals can collectively vote 68.9% of the issued and outstanding capital stock of the Company. Immediately upon the Company effecting the one-for-5.032715 reverse stock split of its Common Stock, each share of Preferred Stock shall be converted into seven (7) shares of Common Stock of the Company. Therefore, subsequent to the approval of the reverse stock split, the aforementioned individuals will own the following number of shares of Common Stock of the Company, respectively: 3,000,000, 1,254,152, 893,448 and 78,247. Mr. Dalton will resign as a member of the Board of Directors of Sharps, and Messrs. Kunik, Holmes and Cooke are the Company's nominees for election as directors of the Company at this Annual Meeting. It is anticipated that Mr. Cooke will step down as Chairman, President and Chief Executive officer of the Company and that Dr. Kunik shall assume those responsibilities.


         Effective August 27, 1997, the Company entered into an employment agreement with Mr. Cooke. This agreement provides for a minimum annual base salary (subject to adjustment) of $110,000. The employment agreement provides that in the event of a termination without cause, Mr. Cooke is entitled to two years of severance pay. The employment agreement expires August 26, 1999. The Company will negotiate with Mr. Cooke as to his severance package.

         Effective January 1, 1998, Sharps entered into an employment agreement with Dr. Kunik. This employment agreement was assumed by the Company under the terms of the Agreement and Plan of Reorganization. This agreement provides for a three-year term, unless terminated as provided therein, an annual salary of $180,000 and an incentive bonus at the discretion of the Compensation Committee. For a complete description of the terms of Dr. Kunik's employment agreement, including severance provisions, see "Executive Compensation--Employment Agreements."

     Dr. Kunik has executed a personal liability promissory note dated November 14, 1997 in the principal amount of $400,000 payable to Sharps. The principal amount bears interest at the rate of 8% per annum and is payable in five equal principal installments, with the first installment due and payable November 17, 1998 and a like installment due and payable each year thereafter. The note is a full recourse obligation of Dr. Kunik.

                          SECTION 16(a) REPORTING

         Paragraph 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's equity securities, to file reports of security ownership and changes in such ownership with the Commission. Officers, directors and greater than 10% beneficial owners also are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, during the fiscal year ended June 30, 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that Clark A. Gunderson, M.D., filed a late report covering the granting of a stock option in January 1997 and issuance of a Warrant in December 1996.

                     STOCKHOLDERS' PROPOSALS FOR 1998 ANNUAL MEETING

         Proposals of stockholders intending to be present at the 1998 Annual Meeting of Stockholders should be submitted by certified mail, return receipt requested, and must be received by the Company at its principal executive offices in Austin, Texas on or before July 24, 1998, to be eligible for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                       By Order of the Board of Directors



                                       Sharri McAnally
                                       CORPORATE SECRETARY

Austin, Texas
June 29, 1998

                      -----------------------------------

         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE SPECIAL MEETING AND WISH THEIR STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY OR PROXIES IN THE SELF-ADDRESSED ENVELOPE.

                  SHARPS COMPLIANCE, INC.

                  FINANCIAL STATEMENTS
                  AS OF DECEMBER 31, 1997
                  TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Sharps Compliance, Inc.:

We have audited the accompanying balance sheet of Sharps Compliance, Inc., a Texas corporation, as of December 31, 1997, and the related statements of operations, stockholders' deficit and cash flows for the years ended December 31, 1996 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sharps Compliance, Inc., as of December 31, 1997, and the results of its operations and its cash flows for the years ended December 31, 1996 and 1997, in conformity with generally accepted accounting principles.


/s/ ARTHUR ANDERSEN LLP


Houston, Texas
April 2, 1998

                          SHARPS COMPLIANCE, INC.

                      BALANCE SHEET--DECEMBER 31, 1997

                                   ASSETS

CURRENT ASSETS:
  Cash                                                          $  67,114
  Accounts receivable                                             111,682
  Inventory                                                        40,316
  Other current assets                                              2,893
                                                                ---------
    Total current assets                                          222,005
PROPERTY AND EQUIPMENT, net                                        38,790

OTHER ASSETS:
  Note receivable from stockholder                                300,000
  Deferred issuance costs                                         158,600
                                                                ---------
    Total assets                                                $ 719,395
                                                                ---------
                                                                ---------

                    LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable                                              $  69,116
  Accrued disposal costs                                          441,728
  Current maturities of long-term debt                              4,997
  Note payable to stockholder                                     400,000
                                                                ---------
    Total current liabilities                                     915,841
LONG-TERM DEBT, net of current maturities                          23,047
                                                                ---------
    Total liabilities                                             938,888

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT:
  Common stock, $.01 par value per share;
   10,000,000 shares authorized;
    5,000,000 shares issued and outstanding                        50,000
  Additional paid-in capital                                       98,900
  Accumulated deficit                                            (368,393)
                                                                ---------
    Total stockholders' deficit                                  (219,493)
                                                                ---------
    Total liabilities and stockholders' deficit                 $ 719,395
                                                                ---------
                                                                ---------

  The accompanying notes are an integral part of these financial statements.

                          SHARPS COMPLIANCE, INC.

                          STATEMENTS OF OPERATIONS

                                                      For the Year Ended
                                                          December 31
                                                     ----------------------
                                                       1996         1997
                                                     --------     ---------
REVENUES:
  Sales, net                                         $591,353     $ 830,211
  Consulting services and other                        59,093         4,225
                                                     --------     ---------
    Total revenues                                    650,446       834,436

COSTS AND EXPENSES:
  Cost of revenues                                    340,370       625,238
  Selling, general and administrative                 340,692       492,126
  Depreciation and amortization                         8,515         7,751
                                                     --------     ---------
    Operating loss                                    (39,131)     (290,679)

INTEREST EXPENSE                                       (2,516)       (7,570)

INTEREST INCOME                                         -              2,967
                                                     --------     ---------
    Net loss                                         $(41,647)    $(295,282)
                                                     --------     ---------
                                                     --------     ---------
BASIC AND DILUTED NET LOSS PER SHARE                 $   (.01)    $    (.08)
                                                     --------     ---------
                                                     --------     ---------
SHARES USED IN COMPUTING BASIC AND DILUTED
 NET LOSS PER SHARE
                                                    3,000,000     3,494,520
                                                    ---------     ---------
                                                    ---------     ---------

  The accompanying notes are an integral part of these financial statements.

                             SHARPS COMPLIANCE, INC.

                       STATEMENTS OF STOCKHOLDERS' DEFICIT


                                                Common Stock           Additional                           Total
                                             ----------------------     Paid-In        Accumulated      Stockholders'
                                              Shares        Amount      Capital          Deficit           Deficit
                                            ----------    ---------   -----------     -------------     -------------
BALANCE, December 31, 1995                   3,000,000     $  1,000     $  -             $  (31,464)       $  (30,464)
   Contribution of fixed assets                 -             2,900        -                 -                  2,900
   Net loss                                     -            -             -                (41,647)          (41,647)
                                            ----------    ---------   -----------     -------------     -------------

BALANCE, December 31, 1996                   3,000,000        3,900        -                (73,111)          (69,211)
   Issuance of common stock for
     consulting services                     2,000,000       20,000       125,000            -                145,000
   Stock split                                  -            26,100       (26,100)           -                  -
   Net loss                                     -            -             -               (295,282)         (295,282)
                                            ----------    ---------   -----------     -------------     -------------

BALANCE, December 31, 1997                   5,000,000     $ 50,000     $  98,900        $ (368,393)       $ (219,493)
                                            ----------    ---------   -----------     -------------     -------------
                                            ----------    ---------   -----------     -------------     -------------

                The accompanying notes are an integral part of
                         these financial statements.

                             SHARPS COMPLIANCE, INC.


                            STATEMENTS OF CASH FLOWS

                                                                                                 For the Year Ended
                                                                                                    December 31
                                                                                              ------------------------
                                                                                                 1996         1997
                                                                                              ----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                                    $ (41,647)    $(295,282)
   Adjustments to reconcile net loss to net cash provided by
     (used in) operating activities-
       Depreciation and amortization                                                               8,515         7,751
       Changes in operating assets and liabilities-
         Increase in accounts receivable                                                         (83,561)      (13,310)
         Increase in inventory                                                                   (11,425)      (21,190)
         Decrease in other current assets                                                         -              1,471
         Increase in accounts payable                                                                175        31,829
         Increase in accrued disposal costs                                                      151,679       252,726
                                                                                              ----------   -----------

                  Net cash provided by (used in) operating activities                             23,736       (36,005)
                                                                                              ----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Note receivable from stockholder                                                               -           (300,000)
   Purchase of property and equipment                                                             (9,496)       (4,739)
                                                                                              ----------   -----------
                  Net cash used in investing activities                                           (9,496)     (304,739)
                                                                                              ----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from notes payable to stockholders                                                    -            430,000
   Payments on notes payable                                                                      (5,056)      (34,703)
                                                                                              ----------   -----------

                  Net cash provided by (used in) financing activities                             (5,056)      395,297
                                                                                              ----------   -----------

NET INCREASE IN CASH                                                                               9,184        54,553

CASH, beginning of year                                                                            3,377        12,561
                                                                                              ----------   -----------

CASH, end of year                                                                              $  12,561    $   67,114
                                                                                              ----------   -----------
                                                                                              ----------   -----------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the year for interest                                                      $   2,499    $    3,706
   Contribution of fixed assets by stockholder                                                     2,900         -
NONCASH FINANCING AND INVESTING ACTIVITY:
   Deferred issuance costs                                                                           -         158,600
   Trade-in of automobile and reduction of note payable                                              -          17,409


               The accompanying notes are an integral part of
                        these financial statements.

                             SHARPS COMPLIANCE, INC.

                          NOTES TO FINANCIAL STATEMENTS

1.  ORGANIZATION AND BACKGROUND:

Sharps Compliance, Inc. (Sharps), was incorporated on May 20, 1994, as a provider of mail disposal products and services for certain medical sharps (i.e., needles, syringes and razors) products. Sharps' service is primarily provided to small waste generators to facilitate their compliance with state and federal regulations by tracking, incinerating and documenting the waste disposal at a facility in Carthage, Texas (see Note 8). In 1996 and 1997, Sharps also provided consulting services to other entities related to medical sharps products.

Although Sharps has experienced growth in revenues over the past few years, there is an inherent concentration of credit risk associated with accounts receivable arising from sales to its major customers. During 1996, one customer represented approximately 50 percent of sales and, during 1997, three customers represented approximately 74 percent of sales. At December 31, 1996, two customers comprised approximately 85 percent (or $83,500) of the total accounts receivable balance, and at December 31, 1997, three customers comprised approximately 80 percent (or $89,741) of the total accounts receivable balance. As Sharps has historically funded its operations with cash flows from operations, Sharps may be impacted by its dependence on a limited number of customers. Management believes the risk is mitigated by the long-standing business relationships with and reputation of Sharps' major customers.

Sharps has sole-sourced each of its manufacturing, assembly, transportation and disposal functions. Sharps may be impacted by its dependence on the suppliers of these functions. The risk is mitigated by the long-standing business relationships with and reputation of Sharps' suppliers. Although there are no assurances with regard to the future business associations, after expirations of certain agreements between Sharps and its suppliers, management believes that alternative sources would be available at similar costs.

Sharps has a working capital deficit at December 31, 1997, has received limited revenues to date and has incurred cumulative losses since its inception. The future success of Sharps is dependent upon many factors, including environmental regulation, continuity of its license agreements, successful completion of its product development activities, the identification and penetration of markets for its products and services, and the obtaining of the funds necessary to complete these activities (see Note 9).

2.  SUMMARY OF SIGNIFICANT
    ACCOUNTING POLICIES:

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

Specifically, Sharps has estimated the costs and related liabilities for postage and incineration associated with the mail-back of full sharps containers for disposal. These estimates are based on Sharps' experience to date and are reflected in accrued disposal costs on the accompanying balance sheet. Future results may differ from these estimates.

INVENTORY

Inventory primarily represents containers and assembly supplies and is stated at the lower of cost or market using the specific-identification method.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method based on the estimated useful lives of the assets. Additions, improvements and renewals significantly adding to the asset value or extending the life of the asset are capitalized. Ordinary maintenance and repairs, which do not extend the physical or economic life of the property or equipment, are charged to expense as incurred.

REVENUE RECOGNITION

Product sales are recognized as revenue when the finished product is shipped to customers. Sales are presented net of refunds to customers for returned merchandise. Sharps also recognizes costs, including estimated disposal costs for incineration and postage, at the time the product is shipped. Consulting revenue is recognized as the related services are performed.

INCOME TAXES

Through December 31, 1997, Sharps' stockholders elected to have Sharps taxed as an S Corporation for federal and state tax purposes, whereby the stockholders are liable for the entity's taxable income on their individual federal and state income tax returns. Accordingly, the historical financial statements do not include provisions for income taxes.

On February 18, 1998, Sharps changed its federal tax status from an S Corporation to a C Corporation and, accordingly, will be subject to federal and certain state income taxes. (See Note 6)

NET LOSS PER SHARE

Earnings per share data for all periods presented has been computed pursuant to Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," that requires a presentation of basic earnings per share (basic EPS) and diluted earnings per share (diluted EPS). Basic EPS excludes dilution and is determined by dividing income or loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock. There are no differences in basic EPS and diluted EPS for all periods presented.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Sharps considers the fair value of all financial instruments not to be materially different from their carrying values at year-end based on management's estimate of Sharps' ability to borrow funds under terms and conditions similar to those of Sharps' existing debt.

3.  NOTE RECEIVABLE FROM STOCKHOLDER

In November 1997, Sharps entered into a note receivable with a stockholder and officer of Sharps. The note receivable allows the officer to borrow up to $400,000 from Sharps. The note accrues interest at 8% per annum and payments are due over five annual installments equal to one-fifth of the outstanding balance of principal and accrued interest. All unpaid principal and accrued interest is due in November, 2002. In November 1997, the stockholder borrowed $300,000 from Sharps. Subsequent to December 31, 1997, the stockholder borrowed the remaining $100,000 available under this note. Pursuant to the officer's employment agreement entered into in January 1998, an annual cash bonus will be paid to that officer equal to one-fifth of the outstanding balance of principal and interest due in 1998 and 1999, with the annual cash bonus to be paid to the officer in 2000 to be equal to the remaining principal and accrued interest due under this note agreement. In the event the officer withdraws from the Company or is terminated, with or without cause, any remaining principal and interest will remain the obligation of the officer and continue to be due in accordance with the terms of the note agreement.


4.  PROPERTY AND EQUIPMENT:

Property and equipment at December 31, 1997, consists of the following at the date shown:

                                                    Useful Life
                                                    ------------
     Furniture and fixtures                            5 years      $  13,767
     Computers and software                            3 years          4,784
     Automobiles                                       5 years         30,758
                                                                    ---------
                                                                       49,309
     Less- Accumulated depreciation                                   (10,519)
                                                                    ---------
                                                                    $  38,790
                                                                    ---------
                                                                    ---------

5.  DEBT:

In July 1995, Sharps entered into a promissory note agreement with an automobile finance company to finance the purchase of a vehicle. In October 1997, the vehicle was traded in for another vehicle and Sharps entered into a new promissory note agreement with another automobile finance company, which bears interest at 7.75 percent. The note matures in October 2002 and is due in monthly installments of $581. The acquired automobile secures the new note. The balance outstanding on the note at December 31, 1997, was $28,044 and is due as follows:

     Year ending December 31-
        1998                                        $  4,997
        1999                                           5,377
        2000                                           5,809
        2001                                           6,276
        2002                                           5,585
                                                    --------
                                                    $ 28,044
                                                    --------
                                                    --------

In September 1997, Sharps entered into an unsecured promissory note agreement for $30,000 with a stockholder. The principal and related accrued interest were paid in December 1997.

On November 14, 1997, Sharps issued an unsecured promissory note to a stockholder in the amount of $400,000. The note accrues interest at 8 percent annually and is payable in equal monthly principal and interest payments beginning on April 15, 1998, with maturity of all amounts due on September 15, 1998. In connection with the stock offering in February 1998 and Sharps subsequently retired the note by paying the stockholder approximately $409,000 for principal and accrued interest (see Note 9).

6.  CHANGE IN S CORPORATION STATUS AND PRO FORMA INCOME TAXES:

Prior to February 18, 1998, Sharps maintained the status of S Corporation for federal and certain state income tax purposes. As an S Corporation, Sharps is generally not responsible for income taxes.

On February 18, 1998, Sharps terminated its S Corporation election. Accordingly, Sharps will be subject to federal and state income taxes from that date forward.

Effective with the termination of Sharps' S Corporation status, Sharps will provide for deferred income taxes for cumulative temporary differences between the tax basis and financial reporting basis of its assets and liabilities at the date of termination.

Significant components of Sharps' pro forma deferred tax assets and liabilities at December 31, 1997, are as follows:

     Deferred tax assets-
        Accrued disposal costs                       $ 117,083
     Deferred tax valuation allowance                 (117,083)
                                                     ---------
     Net deferred tax assets                         $    -
                                                     ---------
                                                     ---------

A reconciliation of taxes based on the federal statutory rate of 34 percent and the unaudited pro forma provision for income taxes for the year ended December 31, 1997, is summarized as follows (in thousands):

     Income tax benefit at the federal statutory rate            $(100,396)
     Increase in deferred tax valuation allowance                  117,083
                                                                 ---------
     Unaudited pro forma provision for income taxes              $  16,687
                                                                 ---------
                                                                 ---------

7.  COMMON STOCK:

In May 1994, the founding stockholder of Sharps made a capital contribution of $1,000. In return for this cash contribution, the stockholder received 3,000,000 shares of common stock with a $.01 par value. In addition to the cash contribution discussed above, certain fixed assets were contributed by the stockholder to Sharps.


In October 1997, Sharps issued a total of 2,000,000 shares of common stock to two consultants for services provided. Management valued the shares at $145,000, which is management's estimate of the fair market value of the services provided.


On December 12, 1997, Sharps' stockholders increased the number of authorized shares of common stock of Sharps from 1,000,000 shares to 10,000,000 shares and effected a 300-for-1 stock split of Sharps' common stock outstanding on that date. All common stock and per share information included in the accompanying financial statements has been adjusted to give retroactive effect to the split.

8.  COMMITMENTS AND CONTINGENCIES:

INSURANCE

Sharps is subject to numerous risks and uncertainties because of the nature and status of its operations. Sharps maintains insurance coverage for events and in amounts that it deems appropriate. Management believes that losses, if any, will not be materially adverse to Sharps' financial position or results of operations.

SALES AND DISTRIBUTION AGREEMENT

On June 1, 1995, Sharps entered into an exclusive sales and distribution agreement with American 3CI Complete Compliance Corporation (American 3CI) that expires in 2001. The agreement grants Sharps the exclusive right to sell and distribute American 3CI's mail sharps disposal system (MSDS), including disposal services to one or more incinerators under contract with American 3CI, to all wholesale and retail organizations which have a need for such a system. Pursuant to the agreement, Sharps has agreed to pay a per pound fee up to a maximum of $6.00 for every MSDS that is destroyed at an American 3CI incinerator. Obligations related to MSDS units sold but not yet incinerated are estimated and included in accrued disposal costs in the accompanying balance sheet, although amounts in excess of minimum payments are not due until incineration has occurred. Expenses related to this agreement during 1996 and 1997 were $11,797 and $41,018, respectively.

Sharps has guaranteed annual minimum payments to American 3CI as follows:

     Year ending December 31-
        1998                                 $25,000
        1999                                  25,000
        2000                                  25,000
        2001                                  12,500

Sharps has the option to renew the agreement after 2002 for an additional five-year period at a rate not in excess of 20 percent more than the current disposal rate and the minimum annual payments.

DISTRIBUTOR AGREEMENT

On August 1, 1996, Sharps entered into an agreement with Ecolab, Inc. (Ecolab), for Ecolab to be Sharps' exclusive U.S. distributor of the MSDS in commercial and industrial markets. The price of the system remained constant for the first six months of the agreement. Thereafter, the price was and will be reviewed quarterly and adjusted upon the mutual agreement of the parties. The term of the agreement is for one year with an automatic renewal for one-year periods unless either party provides notice of termination to the other within 120 days prior to expiration of the then current term.

MANUFACTURING AGREEMENT

On May 12, 1997, Sharps entered into an agreement with Winfield Medical (Winfield) for Winfield to be Sharps' exclusive manufacturer of a certain line of sharps containers for one specific distributor. The prices of the containers are fixed based upon the number purchased, and Winfield may increase prices, no more than once per year, upon notice to Sharps. The term of the agreement is one year, with an option to extend the term for up to an additional four years if certain purchase requirements have been met. The agreement calls for minimum purchase requirements to be set at a date subsequent to the agreement date. As of December 31, 1997, these requirements had not been determined and minimal purchases under this agreement had occurred.

LICENSING AND PURCHASE AGREEMENTS

On May 12, 1997, Sharps entered into a license and purchase agreement with Cardico, Inc. (Cardico), for certain molds used in the manufacture of sharps containers. The term of the license agreement is for three years, with the option to extend the term for an additional five years if certain milestones have been achieved. The agreement calls for royalties to be paid to Cardico of $.10 per container sold, up to $150,000 in royalty payments, for the exclusive right to use the molds. Additionally, the agreement specifies that Sharps has an option to purchase the molds under the following conditions:
(a) within two years of the license and purchase agreement, Sharps pays Cardico royalties of $150,000 or a purchase fee equal to $150,000 less all royalties paid, (b) anytime after the second year, but no later than three years from the effective date of the license agreement, Sharps pays royalties of $150,000 or a purchase fee equal to $150,000 less all royalties paid and pays an additional $50,000 within 90 days from the election to purchase the molds or grants Cardico a five-year royalty of $.02 per sharps container sold or (c) anytime after the expiration of eight years, if all royalties have been paid. At December 31, 1997, no sharps containers relating to the Cardico agreement had been sold.

On August 13, 1997, Sharps entered into a letter of intent with Novo Nordisk Pharmaceutical, Inc. (Novo), for the exclusive right to develop and use molds, patents, if any, and technical know-how attributable to the manufacturing of plastic sharps containers for use by Novo. The term of the agreement is for five years with automatic renewal periods of one year, unless either party provides notice of termination to the other within 60 days prior to the expiration of the current term. Associated with this agreement, Sharps agreed to pay Novo a per unit royalty to be mutually agreed upon by the companies. At December 31, 1997, no sharps containers relating to this agreement had been sold.

SALES REPRESENTATION AGREEMENTS

On February 21, 1995, Sharps entered into a sales representation agreement with a sales agency for promotion of the MSDS exclusively in the veterinary market. The initial term of the agreement was for a two-year period with automatic two-year renewal periods, unless either party notified the other 90 days prior to expiration of the current period of its intent to terminate. The agreement further specifies a 15 percent commission on net sales as defined in the agreement. Commission expense related to this agreement was $2,589 and $3,679 for the years ended December 31, 1996 and 1997, respectively.

On April 1, 1995, Sharps entered into a sales representation agreement with an independent sales agent for promotion of the MSDS. The initial term of the agreement was for a two-year period with an automatic three-year renewal unless either party notified the other in writing, 90 days prior to expiration, of its intent to terminate at the end of such period. As defined in the agreement, a 10 percent commission is to be paid to the sales representative based on net sales. Commission expense related to this agreement was $4,286 and $12,714 for the years ended December 31, 1996 and 1997, respectively.

OPERATING LEASES

Sharps leases office space and equipment under operating lease agreements, which expire at various dates over the next four years. Rent expense for the years ended December 31, 1996 and 1997 was approximately $11,700 and $18,100, respectively. Future minimum lease payments under noncancelable operating leases are as follows:

     Year ending December 31-
        1998                                                   $ 15,156
        1999                                                      4,382
        2000                                                      3,945
        2001                                                      1,170
                                                               --------
          Total minimum lease payments                         $ 24,653
                                                               --------
                                                               --------

9.  SUBSEQUENT EVENTS:

In February 1998, Sharps completed a private placement of 2,000,000 shares of common stock (the Offering). In return, Sharps received approximately $4,000,000 in proceeds, net of issuance costs of approximately $171,000. The proceeds from this Offering will be used to retire Sharps' indebtedness to a certain stockholder, support Sharps' sales and marketing program and for other working capital purposes.

In connection with the stock offering discussed above, in February 1998, Sharps retired the note payable to a stockholder in the amount of $400,000 plus accrued interest of approximately $9,000.

The following unaudited pro forma information assumes that Sharps received the net proceeds from the Offering and retired the note payable to a stockholder at December 31, 1997.

     Current assets                                            $ 3,647,005
                                                               -----------
                                                               -----------
     Total assets                                              $ 4,144,395
                                                               -----------
                                                               -----------
     Note payable to stockholder                               $    -
                                                               -----------
                                                               -----------
     Common stock                                              $    70,000
     Additional paid-in capital                                  3,907,900
     Accumulated deficit                                          (368,393)
                                                               -----------
       Total stockholders' equity                              $ 3,609,507
                                                               -----------
                                                               -----------

On February 27, 1998, Sharps and all the stockholders of Sharps entered into an agreement and plan of reorganization (the Agreement) with U.S. Medical Systems, Inc. (USMS). Under the terms of the Agreement, USMS acquired all of the issued and outstanding common stock of Sharps in consideration for the issuance of 1,000,000 shares of convertible preferred stock of USMS. Each share of convertible preferred stock is entitled to 35.190319 common stock votes of USMS. Upon the approval of a 1-for-5.032715 reverse stock split of USMS common stock by the stockholders of USMS, each share of convertible preferred stock will be converted into seven shares of USMS common stock, at which time the former common stockholders of Sharps will own approximately 91 percent of the issued and outstanding common stock of USMS.

             PRO FORMA UNAUDITED FINANCIAL STATEMENTS
             FOR THE PERIODS ENDED DECEMBER 31, 1997 AND MARCH 31, 1998

                      PRO FORMA FINANCIAL INFORMATION

The following pro forma unaudited statements assume (i) the effects of the Agreement and Plan of Reorganization (the Reorganization) between U.S. Medical Systems, Inc. (the Company), and Sharps Compliance, Inc. (Sharps),
(ii) the effect of the proposal to amend the Company's Certificate of Incorporation to effect a 1-for-5.032715 reverse stock split of the Company's common stock and (iii) the effect of a private placement of 2,000,000 shares of Sharps common stock (the Offering), resulting in an estimated net proceeds of $3,829,000, which was used to retire indebtedness of Sharps to a stockholder in the amount of $400,000 plus accrued interest, support the sales and marketing program of Sharps and for other working capital purposes. The pro forma unaudited balance sheet assumes that the above-described transactions occurred on December 31, 1997, and the pro forma unaudited statement of operations for the year ended December 31, 1997, assumes that the above described transactions occurred on January 1, 1997. The pro forma unaudited statement of operations for the three months ended March 31, 1998 assumes that the above-described transactions occurred on January 1, 1998.


The pro forma unaudited income statements for the 12-month period ended December 31, 1997, reflect the audited income statement of Sharps for the year ended December 31, 1997, and the unaudited income statement of the Company for the 12-month period ended December 31, 1997, on a historical basis. The pro forma unaudited statement of operations for the three months ended March 31, 1998 reflects the unaudited income statements of Sharps and the Company on a historical basis.

The pro forma financial information is a presentation of historical results with accounting and other adjustments. The pro forma financial information does not reflect the effects of any of the anticipated changes to be made as a result of the Reorganization in the Company's operations from the historical operations.

THE PRO FORMA STATEMENTS ARE PROVIDED FOR INFORMATIONAL PURPOSES ONLY AND SHOULD NOT BE CONSTRUED TO BE INDICATIVE OF THE COMPANY'S FINANCIAL POSITION OR RESULTS OF OPERATIONS HAD THE TRANSACTIONS BEEN CONSUMMATED ON THE DATES ASSUMED AND DO NOT PROJECT THE COMPANY'S RESULTS OF OPERATIONS FOR ANY FUTURE PERIOD.

The following pro forma unaudited statements and accompanying notes should be read in conjunction with the financial statements and the financial information pertaining to the Company and Sharps included elsewhere in this Proxy Statement.

                   PRO FORMA UNAUDITED STATEMENT OF OPERATIONS

                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997


                                                       Sharps                             Offering
                                   U.S. Medical      Compliance,                          Pro Forma
                                  Systems, Inc.          Inc.            Combined       Adjustments(1)        Pro Forma
                                  -------------     -------------      -------------    --------------      -------------
                                   (Unaudited)
REVENUES:
   Sales, net                        $  500,000        $  830,000        $ 1,330,000        $ -               $ 1,330,000
   Consulting services                   -                  4,000              4,000          -                     4,000
                                  -------------     -------------      -------------    ------------        -------------

      Total revenues                    500,000           834,000          1,334,000          -                 1,334,000

COSTS AND EXPENSES:
   Cost of revenues                     202,000           625,000            827,000          -                   827,000
   Selling, general and
     administrative expenses            282,000           492,000            774,000          -                   774,000
   Depreciation and amortization
                                         95,000             8,000            103,000          -                   103,000
                                  -------------     -------------      -------------    ------------        -------------

      Operating loss                    (79,000)         (291,000)          (370,000)         -                  (370,000)

INTEREST AND OTHER INCOME
 (EXPENSE), net                           3,000            (4,000)            (1,000)          4,000(D)             3,000
                                  -------------     -------------      -------------    ------------        -------------

      Net loss                       $  (76,000)       $ (295,000)       $  (377,000)       $  4,000          $  (367,000)
                                  -------------     -------------      -------------    ------------        -------------
                                  -------------     -------------      -------------    ------------        -------------

PROFORMA NET LOSS PER SHARE
                                     $     (.13)       $     (.04)                                            $      (.05)
                                  -------------     -------------                                           -------------
                                  -------------     -------------                                           -------------

PROFORMA WEIGHTED AVERAGE
   NUMBER OF SHARES OUTSTANDING

                                        571,023(E)      7,000,000(F)                                            7,571,023(E)(F)
                                  -------------     -------------                                           -------------
                                  -------------     -------------                                           -------------

                  PRO FORMA UNAUDITED STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

                                                             Sharps                          Offering
                                          U.S. Medical     Compliance,                       Pro Forma
                                         Systems, Inc.         Inc.           Combined     Adjustments (1)    Pro Forma
                                         -------------     -----------        --------     ---------------    ---------
                                          (Unaudited)      (Unaudited)
Net sales                                   $183,000        $ 279,000        $ 462,000         $ -            $ 462,000
Cost of sales                                (52,000)        (191,000)        (243,000)          -             (243,000)
                                            --------        ---------        ---------         ------         ---------
    GROSS PROFIT                             131,000           88,000          219,000           -              219,000

Cost and expenses
  General and administrative                 180,000          292,000          472,000           -              472,000
  Selling and marketing                        3,000           87,000           90,000           -               90,000
  Depreciation and amortization                2,000            3,000            5,000           -                5,000
                                            --------        ---------        ---------         ------         ---------
    TOTAL COST AND EXPENSES                  185,000          382,000          567,000           -              567,000

    LOSS FROM OPERATIONS                     (54,000)        (294,000)        (348,000)          -             (348,000)
Interest income, net                               0           32,000           32,000          4,000(D)         36,000
                                            --------        ---------        ---------         ------         ---------

    NET LOSS                                $(54,000)       $(262,000)       $(316,000)        $4,000         $(312,000)
                                            --------        ---------        ---------         ------         ---------
                                            --------        ---------        ---------         ------         ---------

PROFORMA NET LOSS PER SHARE                 $   (.09)       $    (.04)                                        $    (.04)
                                            --------        ---------                                         ---------
                                            --------        ---------                                         ---------

PROFORMA WEIGHTED AVERAGE
  NUMBER OF SHARES OUTSTANDING               583,944(E)     7,000,000(F)                                      7,583,944 (E)(F)
                                            --------        ---------                                         ---------
                                            --------        ---------                                         ---------

    See the accompanying notes to pro forma unaudited financial statements.




    See the accompanying notes to pro forma unaudited financial statements.

                         PRO FORMA UNAUDITED BALANCE SHEET

                              AS OF DECEMBER 31, 1997


                                                                           Sharps                          Offering
                                                      U.S. Medical       Compliance,                      Pro Forma
                                                     Systems, Inc.           Inc.         Combined      Adjustments(1)
                                                     -------------      ------------    ------------    --------------
                     ASSETS                           (Unaudited)
CURRENT ASSETS:
   Cash                                              $     206,000       $   67,000     $    273,000     $ 3,425,000(A)
   Accounts receivable                                      31,000          112,000          143,000          -
   Inventory                                                22,000           40,000           62,000          -
   Other current assets                                     87,000            3,000           90,000          -
                                                     -------------       ----------     ------------     -----------
     Total current assets                                  346,000          222,000          568,000       3,425,000


PROPERTY AND EQUIPMENT, net                                 11,000           39,000           50,000          -

                                                            -               458,000          458,000          -
                                                     -------------       ----------     ------------     -----------
     Total assets                                    $     357,000       $  719,000     $  1,076,000     $ 3,425,000
                                                     -------------       ----------     ------------     -----------
                                                     -------------       ----------     ------------     -----------

      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
   Accounts payable                                  $      38,000       $   69,000     $    107,000     $    (4,000)(B)
   Accrued liabilities and disposal cost                    14,000          442,000          456,000          -
   Current maturities of long-term debt                     50,000            5,000           55,000          -
   Note payable to stockholder                              -               400,000          400,000        (400,000)(B)
                                                     -------------       ----------     ------------     -----------
     Total current liabilities                             102,000          916,000        1,018,000        (404,000)

LONG-TERM DEBT, net of current maturities                   -                23,000           23,000          -
                                                     -------------       ----------     ------------     -----------
     Total liabilities                                     102,000          939,000        1,041,000        (404,000)
                                                     -------------       ----------     ------------     -----------
STOCKHOLDERS' EQUITY (DEFICIT):
   Common stock                                             29,000           50,000           79,000          20,000(C)
   Additional paid-in capital                            7,039,000           99,000        7,138,000       3,809,000(C)
   Accumulated deficit                                  (6,813,000)        (369,000)      (7,182,000)         -
                                                     -------------       ----------     ------------     -----------
     Total stockholders' equity (deficit)                  255,000         (220,000)         (35,000)      3,829,000
                                                     -------------       ----------     ------------     -----------
     Total liabilities and stockholders' deficit     $     357,000       $  719,000     $  1,076,000     $ 3,425,000
                                                     -------------       ----------     ------------     -----------
                                                     -------------       ----------     ------------     -----------
                                                                        Reorganization
                                                       Subtotal           Pro Forma           Total
                                                       Pro Forma        Adjustments(2)      Pro Forma
                                                     -------------      --------------     -----------
                     ASSETS
CURRENT ASSETS:
   Cash                                              $   3,698,000       $     -           $ 3,698,000
   Accounts receivable                                     143,000             -               143,000
   Inventory                                                62,000             -                62,000
   Other current assets                                     90,000             -                90,000
                                                     -------------       ------------      -----------
     Total current assets                                3,993,000             -             3,993,000

PROPERTY AND EQUIPMENT, net                                 50,000             -                50,000

OTHER ASSETS:
   Notes receivable from stockholder                       458,000             -               458,000
                                                     -------------       ------------      -----------
     Total assets                                    $   4,501,000       $     -           $ 4,501,000
                                                     -------------       ------------      -----------
                                                     -------------       ------------      -----------

      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
   Accounts payable                                  $     103,000       $     -           $   103,000
   Accrued liabilities and disposal cost                   456,000             -               456,000
   Current maturities of long-term debt                     55,000             -                55,000
   Note payable to stockholder                              -                  -                -
                                                     -------------       ------------      -----------
     Total current liabilities                             614,000             -               614,000

LONG-TERM DEBT, net of current maturities                   23,000             -                23,000
                                                     -------------       ------------      -----------
     Total liabilities                                     637,000             -               637,000
                                                     -------------       ------------      -----------
STOCKHOLDERS' EQUITY (DEFICIT):
   Common stock                                             99,000            (23,000)          76,000
   Additional paid-in capital                           10,947,000         (6,790,000)       4,157,000
   Accumulated deficit                                  (7,182,000)         6,813,000         (369,000)
                                                     -------------       ------------      -----------
     Total stockholders' equity (deficit)                3,864,000             -             3,864,000
                                                     -------------       ------------      -----------
     Total liabilities and stockholders' deficit     $   4,501,000       $     -           $ 4,501,000
                                                     -------------       ------------      -----------
                                                     -------------       ------------      -----------

   See the accompanying notes to pro forma unaudited financial statements.

                NOTES TO PRO FORMA UNAUDITED FINANCIAL STATEMENTS


The following notes identify the pro forma adjustments made to the historical amounts in the pro forma unaudited financial statements.

1. Pro forma adjustments related to the issuance of 2,000,000 shares of Sharps common stock for $3,829,000 in net proceeds, and the use of proceeds to retire Sharps indebtedness to a Sharps stockholder in the amount of $400,000 plus interest payable of approximately $4,000, to support the sales and marketing program of Sharps and for other working capital purposes.

     A. Represents the remaining net proceeds of the Offering assumed to be used for working capital purposes.

     B. Represents the retirement of the note payable to a Sharps stockholder with the net proceeds of the Offering.

     C.  Represents the net proceeds of the Offering.

     D. Represents the reduction interest expense related to the $400,000 stockholder note payable of Sharps assumed to be retired by the net proceeds of the Offering.

2. Pro forma adjustments related to the Reorganization, the effect of the proposal to amend the Company's Certificate of Incorporation to effect a stock split of the Company's common stock outstanding as of December 31, 1997.

     E. Represents the effect of the one-for-5.032715 stock split of the Company's outstanding common stock subject to stockholder approval.

     F. Reflects the issuance of 1,000,000 shares of convertible preferred stock to Sharps in exchange for all the outstanding common stock of Sharps, and the conversion of the convertible preferred stock into seven shares of the Company's common stock for each share of convertible preferred stock as if it occurred on January 1, 1997.

3. It is anticipated that a severance agreement will be entered into with Lee Cooke, the Chairman of the Board, Chief Executive Officer and President of U.S. Medical Systems, Inc., the terms of which have not been negotiated. Accordingly, no pro forma adjustments have been recorded.

                                  EXHIBIT "A"
                                      TO
            PROXY STATEMENT FOR 1997 ANNUAL MEETING OF STOCKHOLDERS OF
                          U.S. MEDICAL SYSTEMS, INC.


        SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE


SECTION 262.  APPRAISAL RIGHTS.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title;

               (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

               a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

               b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

               c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph, or

               d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation,

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

     (d)  Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares.
     Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to Section 228 or 253 of this title, each constituent corporation, either before the effective date of this merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsections. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination the value of the stock of all such stockholders. Notwithstanding the foregoing; at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names all addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (8 Del. C. 1953, Section 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, Section 24; 57
Del. Laws, c. 148, Sections 27-29; 59 Del. Laws, c. 106, Section 12; 60 Del. Laws, c. 371, Sections 3-12; 63 Del. Laws, c. 25, Section 14; 63 Del. Laws,
c. 152, Sections 1, 2; 64 Del. Laws, c. 112, Sections 46-54; 66 Del. Laws,
c. 136, Sections 30-32; 66 Del. Laws, c. 352, Section 9; 67 Del. Laws, c. 376, Sections 19, 20; 68 Del. Laws, c. 337, Sections 3, 4; 69 Del. Laws, c. 61, Section 10; 69 Del. Laws, c. 262, Sections 1-9; 70 Del. Laws, c. 79,
Section 16; 70 Del. Laws, c. 186, Section 1; 70 Del. Laws, c. 299, Sections 2, 3; 70 Del. Laws, c. 349, Section 22; 71 Del. Laws, c. 120, Section 15.)

                                  EXHIBIT "B"
                                      TO
          PROXY STATEMENT FOR 1997 ANNUAL MEETING OF STOCKHOLDERS OF
                          U.S. MEDICAL SYSTEMS, INC.



                                 [LETTERHEAD]


December 1, 1997



Board of Directors
U.S. Medical Systems, Inc.
7600 Burnet Road, Suite 350
Austin, Texas 78757


Gentlemen:

     This letter confirms the understanding and agreement between Howard Frazier Barker Elliott, Inc. ("HFBE") and U.S. Medical Systems, Inc.( the "Company"), as follows:

I.   THE OPINION

     1. The Company hereby engages HFBE to render to the Board of Directors of the Company an opinion (the "Opinion") with respect to the fairness, from a financial point of view, to the shareholders of the Company, of the consideration to be received in the proposed business combination (the "Proposed Transaction") between the Company and Sharp's Compliance, Incorporated.

     2. HFBE hereby accepts the engagement described in paragraph 1 and, in that connection, agrees to conduct such a financial review of the Company and its business and operations as HFBE will deem appropriate and feasible. Such review will be limited to an analysis of (i) publicly available information with respect to the Company, its outstanding securities and such other matters as HFBE deems appropriate, and (ii) such other information as will be supplied to HFBE by the Company. The Opinion may be in such a form as HFBE will determine, including by (i) stating therein that HFBE has relied upon the information furnished to it by the Company, (ii) stating therein that HFBE has assumed the accuracy and completeness of such information, (iii) stating therein that HFBE has not attempted independently to verify any of such information and (iv) disclosing any relationships that HFBE currently then has with the Company or any party to the Proposed Transaction. The Opinion will, in any event, be limited to the fairness, from a financial point of view, of the consideration to be offered in the Proposed Transaction, and will not address the Company's underlying business decision to effect the Proposed Transaction.

     3. HFBE will consent to a description and inclusion of the Opinion in proxy statement to be used in connection with a meeting of the Company's to be held for the purpose of voting on the Proposed Transaction and to references to HFBE in such proxy statement, provided that any such description is reasonably acceptable to HFBE. Except as otherwise provided above or otherwise required by law, the Opinion is solely for the use and benefit of the Company and will not be disclosed publicly or made available to third parties without HFBE's prior written consent.

Board of Directors
U.S. Medical Systems, Inc.
December 1, 1997
Page two


II.  OBLIGATIONS OF THE COMPANY

     The Company will cooperate fully with HFBE in connection with its financial review and analysis and the rendering of its Opinion, and will provide HFBE with such information concerning the Company as HFBE deems necessary for its financial review and analysis and the rendering of its Opinion. All such information provided by the Company will be complete and accurate and not misleading. HFBE may rely upon the accuracy and completeness of all such information without independent verification.

III. FEES AND EXPENSES

     1. As compensation for the services rendered by HFBE hereunder, the Company will pay HFBE as follows:

          (a) A retainer of $10,000, payable upon execution of this agreement, and

          (b) An additional fee of $12,000, payable upon delivery of the Opinion.

     2. The Company will reimburse HFBE for its reasonable out-of-pocket expenses incurred during the period of its engagement hereunder with respect to the services to be rendered by it. Such reimbursement will not exceed $2,500 unless the Company agrees to reimburse HFBE for out-of-pocket expense in excess of this amount.

IV.  INDEMNIFICATION

     1. Because HFBE will be acting on behalf of the Company, we require indemnification from the Company. A copy of our standard
     Indemnification Provision is attached to this agreement and is incorporated by reference herein and made a part hereof for all purposes as though set forth entirely herein.

     2. The Company agrees that the indemnification and reimbursement commitments set forth in the attached Indemnification Provision will apply whether or not HFBE is a formal party to any such lawsuits, claims, or other proceedings and that HFBE is entitled to retain separate counsel of its choice in connection with any of the matters to which such commitments relate.

V.   CONFIDENTIALITY

     1. Except as contemplated by the terms hereof or as required by applicable law, HFBE will keep confidential all material non-public information provided to it by the Company, and will not disclose such information to any third party, other than such of its employees and advisors as HFBE determines to have a need to know.

Board of Directors
U.S. Medical Systems, Inc.
December 1, 1997
Page three



     2. Neither any advice rendered by HFBE nor any communication from HFBE in connection with the services performed by HFBE pursuant to this agreement will be publicly quoted, nor will any such advice or communication or the name of HFBE be referred to, in any public report, document, release, or other communication, whether written or oral, prepared, issued, or transmitted by the Company, or any director, officer, employee, agent or representative of the Company, without HFBE's prior written consent.

VI.  MISCELLANEOUS

     1. The Company agrees that after its engagement is completed or terminated, HFBE has the right to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Company hereunder, provided that HFBE will submit a copy of any such advertisements to the Company for its approval, which approval shall not be unreasonably withheld or delayed.

     2. This agreement may not be amended or modified except in writing and will be governed by and construed in accordance with laws and State of Texas.

     If the foregoing correctly sets forth the understanding and agreement between HFBE and the Company, please so indicate in the space provided for that purpose below, whereupon this letter will constitute a binding agreement as of the date first above written.

Sincerely,

HOWARD FRAZIER BARKER ELLIOTT, INC.


By:  /s/ William H. Frazier
     -----------------------------------
     William H. Frazier, ASA


Accepted and agreed on this      1       day of   December   , 1997
                            ------------        -------------



U.S. MEDICAL SYSTEMS, INC.

By:  /s/ Lee Cooke
     -----------------------------------
     Lee Cooke
     Chairman of the Board of Directors

                             ENGAGEMENT AGREEMENT
                          INDEMNIFICATION PROVISIONS



     1. U. S. Medical Systems, Inc. (the "Company") agrees to indemnify and hold harmless Howard Frazier Barker Elliott, Inc. ("HFBE"), against any and all losses, claims, damages, and liabilities, expenses, or costs (and all actions in respect thereof and any legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise), including the cost of investigating, preparing, or defending any such action or claim, whether or not in connection with litigation in which HFBE is a party, as and when incurred (including any loss, claim, damage, liability, or cost sustained or incurred as a result of HFBE's negligence), directly or indirectly, caused by, relating to, based upon, or arising out of HFBE acting for the Company including, without limitation, any act or omission by HFBE in connection with its acceptance of or of the performance or non-performance of its obligations under the letter agreement dated as of December 1, 1997, as it may be amended from time to time (the "Agreement"); provided, however, such indemnity agreement shall not apply to any such loss, claim, damage, liability, or cost to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of HFBE. The Company also agrees that HFBE shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of HFBE (including any loss, claim, damage, liability, or cost sustained or incurred as a result of HFBE's negligence), except to the extent that any such liability for losses, claims, damages, liabilities, costs or expenses that is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted from HFBE's gross negligence or willful misconduct.

     2. These Indemnification Provisions shall be in addition to any liability that the Company may otherwise have to HFBE or the persons indemnified below in this sentence and shall extend to the following: HFBE, its affiliated entities, directors, officers, employees, agents, legal counsel, and controlling persons of HFBE within the meaning of the federal securities laws, and the respective successors, assigns, heirs, beneficiaries, and legal representatives of each of the foregoing indemnified persons or entities. All references to HFBE in these Indemnification Provisions (except paragraph 4) shall be understood to include any of the foregoing indemnified persons or entities.

     3. If any action, proceeding, or investigation is commenced, as to which HFBE proposes to demand such indemnification, it will notify the Company with reasonable promptness; provided, however, that any failure by HFBE to notify the Company will not relieve the Company from its obligations hereunder unless and to the extent such delay materially and adversely affects the Company's or its affiliates' rights in such action, proceeding or investigation. HFBE will have the right to retain counsel of its own choice to represent it, and the Company will pay the reasonable fees and expenses of such counsel; and such counsel shall to the fullest extent consistent with its professional responsibilities cooperate with the Company and any counsel designated by it. The Company will be liable for any settlement of any claim against HFBE made with the Company's written consent.

     4. In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these Indemnification Provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then The Company, on the one hand, and HFBE, on the other hand, shall contribute to the losses, claims, damages, liabilities, or costs to which the indemnified persons may be subject in accordance with the relative benefits received by the Company, on the one hand, and HFBE, on the other hand, and also the relative fault of the Company on the one hand and HFBE on the other hand, in connection with the statements, acts, or omissions that resulted in such losses, claims, damages, liabilities, or costs and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such misrepresentation. Notwithstanding the foregoing, HFBE shall not be obligated to contribute any amount hereunder that exceeds the amount of fees received by HFBE pursuant to the Agreement.

     5. Neither termination nor completion of the engagement of HFBE referred to above shall affect the provisions of these Indemnification Provisions which shall then remain operative and in full force and effect.

     These Indemnification Provisions may not be amended orally.

U. S. MEDICAL SYSTEMS, INC.


By:  /s/ Lee Cooke
     -----------------------------------
     Lee Cooke
     Chairman of the Board of Directors


HOWARD FRAZIER BARKER ELLIOTT, INC.


By:  /s/ William H. Frazier
     -----------------------------------
     William H. Frazier, ASA

                                 [LETTERHEAD]


February 28, 1998


The Board of Directors
U.S. Medical Systems, Inc
7600 Burnet Road, Suite 350
Austin, Texas 78757

Dear Sirs:

      You have requested Howard Frazier Barker Elliott, Inc. ("HFBE") to render its opinion as to the fairness, from a financial point of view, to U.S. Medical Systems, Inc, (formerly Medical Polymers Technologies, Inc.) a Delaware corporation (the "Company") and its stockholders, of the consideration to be paid and received in the proposed share exchange (the "Exchange") pursuant to an Agreement and Plan of Reorganization (the "Agreement") among the Company and the shareholders of Sharps Compliance, Inc. ("Sharps"). In the Exchange, the Company will survive as the parent corporation and existing Company shareholders will hold an aggregate number of shares representing 9.10 percent of the outstanding shares of the Company, on a fully diluted basis, subsequent to the Exchange. The foregoing calculation disregards any holdings of Company shares to be held by Company shareholders which are also shareholders of Sharps.

     As part of our financial advisory activities, HFBE engages in the valuation of businesses and securities in connection with mergers and acquisitions, private placements, and valuations for estate, corporate and other purposes. We are experienced in these activities and have performed assignments similar in nature to that requested by you on numerous occasions. The opinion of HFBE is for the use of the Board of Directors and cannot be used for any other purpose without our prior written consent. Our opinion does not constitute investment advice to the individual shareholders of the Company.

     In rendering its written opinion, HFBE: (i) reviewed The Company's Annual Report, Form 10-K and related financial information for the fiscal years ended June 30, 1997, 1996, 1995, and Form 10-QSB and related financial information for the fiscal quarter ended September 30, 1997; (ii) reviewed Sharps's financial information for the nine months ended September 30, 1997 and for the fiscal years ended December 31, 1995 and 1996; (iii) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of Sharps and the Company furnished to HFBE by Sharps and the Company; (iv) conducted discussions with members of senior management of Sharps and the Company concerning their respective business and prospects; (v) reviewed the historical market prices and trading activity for the Company's Common Stock; (vi) reviewed the Exchange Agreement, (vii) reviewed the private placement memorandum and (viii) reviewed such other matters as HFBE deemed necessary, including an assessment of general economic, market and monetary conditions.

     In preparing its opinion, HFBE relied on the accuracy and completeness of all information supplied or otherwise made available to HFBE by the Company and Sharps and assumed that financial forecasts had been reasonably prepared on bases reflecting the best currently available estimates and judgements of the managements of the Company and Sharps as to the expected future financial performance of their respective companies. HFBE did not independently verify such information or assumptions, including financial forecasts, or undertake an independent appraisal of the assets of the Company or Sharps. HFBE's opinion is based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of the opinion. To the extent a vote of Shareholders' is required or sought, HFBE's opinion does not constitute a recommendation to any stockholder of the Company as to how any such stockholder should vote on the Exchange. The opinion does not address the relative merits of the Exchange and any other transaction or business strategies discussed by the Board of the Company as alternatives to the Exchange or the decision of the Company Board to proceed with the Exchange. No opinion is expressed by HFBE as to the price at which the securities to be issued in the Exchange to the stockholders of Sharps may trade at any time following the Exchange.

The Board of Directors
U.S. Medical Systems, Inc
February 28, 1998
Page Two


     HFBE assumed that there had been no material change in the Company's or Sharps's financial condition, results of operations, business or prospects since the date of the last financial statements made available to HFBE. HFBE relied on advice of counsel to the Company as to all legal matters with respect to the Company, the Exchange and the Exchange Agreement and upon the Company with respect to the accounting treatment to be accorded in the transaction. In addition, HFBE did not make an independent evaluation appraisal or physical inspection of the assets or individual properties of The Company or Sharps, nor was it furnished with any such appraisals.

     The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Furthermore, in arriving at its fairness opinion, HFBE did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgements as to the significance and relevance of each analysis or factor.
Accordingly, HFBE believes that its analysis must be considered as a whole and that considering any portion of such analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, HFBE made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company and Sharps. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of the businesses do not purport to be appraisals or to reflect the prices at which businesses may actually be sold.

     Neither HFBE nor its employees have any present, or contemplate future, interest in the Company which might tend to prevent them from making a fair and unbiased opinion.

     Subject to and based upon the foregoing, it is our opinion that the consideration to be paid and received by The Company in the proposed Exchange is fair, from a financial point of view, to the Company and its stockholders.

Sincerely,

HOWARD FRAZIER BARKER ELLIOTT, INC.


By:  /s/ William H. Frazier
     ------------------------------
     William H. Frazier, ASA

-------------------------------------------------------------------------------

                          U.S. MEDICAL SYSTEMS, INC.
                         7600 Burnet Road, Suite 350
                             Austin, Texas 78757

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Lee Cooke, Dr. Burt Kunik and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated below, all of the shares of the Common Stock, par value $0.01 per share, of U.S. Medical Systems, Inc. (the "Company") held of record by the undersigned at the close of business on June 15, 1998, at the Annual Meeting of Stockholders to be held on July 23, 1998, or any adjournment(s) thereof.

1. PROPOSAL TO ELECT THREE DIRECTORS TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THE ELECTION AND QUALIFICATION OF THEIR RESPECTIVE SUCCESSORS.

          / / FOR all nominees listed         / / WITHHOLD AUTHORITY to vote
              below (except as marked to          for all nominees listed below
              to the contrary below)

              LEE COOKE      PARRIS  H. HOLMES, JR.      DR. BURT KUNIK

     INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided:

               -----------------------------------------------------

2. PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-5.032715 REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK.

               / / FOR           / / AGAINST       / /  ABSTAIN

3. PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO RENAME THE COMPANY SHARPS COMPLIANCE CORP.

               / / FOR           / / AGAINST       / /  ABSTAIN

4.   PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO DELETE
     ARTICLE 10 RELATING TO SPECIFIC STOCKHOLDERS' RIGHTS.

               / / FOR           / / AGAINST       / /  ABSTAIN

                            (PLEASE SIGN ON OTHER SIDE)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               (CONTINUED FROM FRONT)

5. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1993 STOCK PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK SUBJECT TO ISSUANCE UNDER THIS PLAN FROM 59,609 SHARES TO 1,000,000 SHARES (AFTER GIVING EFECT TO THE REVERSE STOCK SPLIT UNDER PROPOSAL 2).

               / / FOR           / / AGAINST       / /  ABSTAIN

6. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 1998.

               / / FOR           / / AGAINST       / /  ABSTAIN

7. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

               / / FOR           / / AGAINST       / /  ABSTAIN

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1, "FOR" THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-5.032715 REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK UNDER PROPOSAL 2, "FOR" THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO RENAME THE COMPANY SHARPS COMPLIANCE CORP. UNDER PROPOSAL 3, "FOR" THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO DELETE
ARTICLE 10 RELATING TO SPECIFIC STOCKHOLDERS' RIGHTS UNDER PROPOSAL 4, "FOR" THE PROPOSAL TO AMEND THE COMPANY'S 1993 STOCK PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK SUBJECT TO ISSUANCE THEREUNDER FROM 59,609 TO 1,000,000 SHARES UNDER PROPOSAL 5 (AFTER GIVING EFFECT TO THE REVERSE STOCK SPLIT UNDER PROPOSAL
2) AND "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY UNDER PROPOSAL 6, and in the discretion of the Proxies with respect to any other matter that is properly presented at the meeting.

     Please execute this proxy as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.


                                       DATED: ___________________________, 1998


                                       ----------------------------------------
                                                       Signature

                                       ----------------------------------------
                                                Signature If Held Jointly

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------